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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
HEELYS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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3200 Belmeade Drive, Suite 100
Carrollton, TX 75006
www.heelys.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 30, 2008

To the Stockholders of Heelys, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Heelys, Inc. will be held on Friday, May 30, 2008 at 10:00 a.m. Central Daylight Saving Time in the Addison Lecture Hall at the Crowne Plaza Hotel, 14315 Midway Road, Addison, Texas 75001, for the following purposes:

  1.
  To elect eight directors to hold office until the 2009 annual meeting of stockholders.

  2.
  To ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2008.

  3.
  To approve an amendment to increase the maximum number of shares of our common stock authorized for issuance under our 2006 Stock Incentive Plan by 700,000 shares.

  4.
  To take action on any other business that may properly come before the meeting and any adjournment or postponement thereof.

        Only stockholders who owned our common stock at the close of business on April 15, 2008 can vote at this meeting or any adjournment or postponement that may take place.

        All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose. If you later desire to revoke your proxy for any reason, you may do so in the manner provided in the attached proxy statement. Your stock will be voted in accordance with the instructions you have given. If no instruction is given, your shares will be voted "FOR" items 1, 2 and 3 in the proxy.

                      By order of the Board of Directors,

                      Corporate Secretary

Carrollton, Texas
April 28, 2008

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

        This Proxy Statement is furnished in connection with the solicitation of proxies from the holders of shares of voting common stock of Heelys, Inc. to be voted at our 2008 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, May 30, 2008, at 10:00 a.m. Central Daylight Saving Time, in the Addison Lecture Hall at the Crowne Plaza Hotel, 14315 Midway Road, Addison, Texas 75001.

        The enclosed proxy is solicited by the Board of Directors of the Company (the "Board"). These proxy materials have been prepared by our management for our Board. This Proxy Statement, the proxy card, and our Annual Report were first mailed to stockholders entitled to vote at the meeting on or about April 30, 2008.

        The mailing address of our principal executive office is 3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006.

        The terms "we," "our," "us," "Heelys" or the "Company" refer to Heelys, Inc. and its subsidiaries.

GENERAL INFORMATION

What is the purpose of the meeting?

        At our Annual Meeting, stockholders will act on the matters disclosed in the Notice of Annual Meeting of Stockholders that preceded this Proxy Statement. There are three proposals scheduled to be voted on at the meeting:

  •
  Elect eight directors;

  •
  Ratify the appointment of Deloitte & Touche LLP to serve as Heelys' independent registered public accounting firm; and

  •
  Approve an amendment to increase the maximum number of shares of common stock authorized for issuance under the Company's 2006 Stock Incentive Plan by 700,000 shares.

        We will also consider any other business that may be properly presented at the meeting and respond to questions from stockholders.

        The Board of Directors of Heelys is asking you to vote on the proposed items of business. This Proxy Statement and form of proxy, along with our Annual Report, are first being sent to stockholders on or about April 30, 2008.

How does the Board recommend that I vote?

        The Board of Directors recommends a vote:

  •
  FOR all of the nominees for director;

  •
  FOR the ratification of the appointment of Deloitte & Touche LLP to serve as Heelys' independent registered public accounting firm for the fiscal year ending December 31, 2008; and

  •
  FOR the approval of an amendment to increase the maximum number of shares of common stock authorized for issuance under the Company's 2006 Stock Incentive Plan by 700,000 shares.

Who is entitled to vote at the meeting?

        The Board has set April 15, 2008, as the record date for the meeting. If you were a stockholder of record at the close of business on April 15, 2008, you are entitled to vote at the meeting. You have one vote for each share of common stock you held on the record date.

        As of the record date, 27,197,721 shares of Heelys common stock were outstanding. Heelys does not have any other class of capital stock outstanding.

How many shares must be present to hold the meeting?

        A quorum is necessary to hold the meeting and conduct business. The presence, either in person or represented by proxy, of stockholders who can direct the vote (with respect to the election of directors) of at least a majority of the outstanding shares of common stock as of the record date is considered a quorum. A stockholder is counted present at the meeting if:

  •
  the stockholder is present and votes in person at the meeting; or

  •
  the stockholder has properly submitted a proxy.

        Shares that are not voted by the broker who is the record holder of the shares because the broker is not instructed to vote and does not have discretionary authority to vote (i.e., broker non-votes) and shares that are not voted in other circumstances in which proxy authority is defective or has been withheld, will be counted for purposes of establishing a quorum.

        If a quorum is not present, the annual meeting will be adjourned until a quorum is obtained.

What is the difference between a stockholder of record and a "street name" holder?

        If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are still considered the beneficial owner of the shares, but your shares are held in "street name."

How do I vote my shares?

        If you are a stockholder of record, you can vote your shares without having to attend the meeting by providing a proxy. This can be done by mailing your signed proxy card to us before the meeting. You may also vote in person at the meeting.

        If you hold your shares in street name, you must vote your shares following the procedures indicated to you by your broker or nominee on the enclosed voting instruction card.

What does it mean if I receive more than one proxy card?

        It means you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card you receive. If you wish to consolidate your accounts, please contact our stock transfer agent, American Stock Transfer & Trust Company, 6201 - 15th Avenue, Brooklyn, New York 11219 or by telephone at 800-937-5449 (toll-free).

        In addition to a proxy card, you may also receive a "voting instructions" card which looks very similar to a proxy card. Voting instructions are prepared by brokers, banks or other nominees for stockholders who hold shares in street name.

Can I vote my shares in person at the meeting?

        Yes. If you are a stockholder of record, you may vote your shares at the meeting by completing a ballot at the meeting. However, even if you currently plan to attend the meeting, we recommend that you submit your proxy ahead of time so that your vote will be counted if, for whatever reason, you later decide not to attend the meeting.

        If you hold your shares in street name, you may vote your shares in person at the meeting only if you obtain a signed proxy from your broker, bank or other nominee giving you the right to vote such shares at the meeting.

What vote is required to elect directors?

        Directors are elected by a plurality of votes cast. This means that the eight nominees receiving the highest number of "FOR" votes from our shares entitled to vote, present in person or represented by proxy, will be elected, provided that a quorum is present at the meeting.

What vote is required on proposals other than the election of directors?

        With respect to each item of business to be voted on at the meeting, other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting that are entitled to vote with respect to that item is required for the approval of the item.

How are votes counted?

        Stockholders may either vote "FOR" or "WITHHOLD" authority to vote for the nominees for the Board of Directors. Stockholders may also vote "FOR," "AGAINST" or "ABSTAIN" on the other proposals.

        If you vote ABSTAIN or WITHHOLD, your shares will be counted as present at the meeting for the purposes of determining a quorum.

        If you ABSTAIN from voting on the proposals, your abstention has the same effect as a vote against those proposals. If you WITHHOLD authority to vote for one or more of the directors, this has the same effect as a vote against the director or directors for which you WITHHOLD your authority.

        If you hold your shares in street name and do not provide voting instructions to your broker, they will be counted as present at the meeting for purpose of determining a quorum, and may be voted on Item 1: Election of Directors, Item 2: Ratification of Appointment of Independent Registered Public Accounting Firm, and Item 3: Approval of an Amendment to the 2006 Stock Incentive Plan at the discretion of your broker.

        Broker non-votes and other non-voted shares will not be deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained and thus will have no effect on the outcome of such matter. We do not expect any broker non-votes, as brokers have discretionary authority to vote for all directors, for ratification of the appointment of our independent registered public accounting firm and for approval of an amendment to the 2006 Stock Incentive Plan.

What if I do not specify how I want my shares voted?

        If you do not specify on your returned proxy card how you want to vote your shares, the proxies will vote them as recommended by our Board:

  •
  FOR the election of all of the nominees for director;

  •
  FOR the ratification of the appointment of Deloitte & Touche LLP as Heelys' independent registered public accounting firm for the fiscal year ending December 31, 2008; and

  •
  FOR the approval of an amendment to increase the maximum number of shares of common stock authorized for issuance under the Company's 2006 Stock Incentive Plan by 700,000 shares.

Can I change my vote?

        Yes. You may change your vote and revoke your proxy at any time before it is voted at the meeting in any of the following ways:

  •
  by delivering a written notice of revocation to Heelys' Corporate Secretary;

  •
  by submitting another properly signed proxy card at a later date to our Corporate Secretary; or

  •
  by attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Who pays the cost of proxy preparation and solicitation?

        The Company pays for the cost of proxy preparation and solicitation, including the charges and expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners.

        We are soliciting proxies by mail. In addition, proxies may be solicited personally by some of our directors, officers and regular employees. These individuals receive no additional compensation beyond their regular salaries for these services.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

ITEM 1:    ELECTION OF DIRECTORS

        Our stockholders are being asked to elect eight directors for the ensuing year or until the election and qualification of their respective successors. Directors are elected at each annual meeting of stockholders and hold office until their successors are duly elected and qualified at the next annual meeting of stockholders. Our By-Laws provide that our Board will consist of not less than one member, with the exact number of directors determined by our Board. Our Board has set the number of directors at eight.

        Under our By-Laws, each of our directors holds office for one-year terms or until his successor has been elected and qualified or until his earlier death, resignation, disqualification or removal. Directors need not be stockholders.

Nominees for Election

        Capital Southwest Venture Corporation ("CSVC") has the right to designate two nominees for director to be included in management's slate of director nominees, so long as it owns at least 15% of the outstanding shares of our common stock, and one such nominee so long as it owns at least 10%, but less than 15%. CSVC has designated Messrs. Martin and Peterson, both of whom are currently directors, as its designees for nomination to our Board.

        Each of the eight individuals listed has consented to being named as a nominee in this Proxy Statement and has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated on the proxy.

        Based upon the recommendation of our independent directors, pursuant to our Director-Nomination Process, the following persons have been nominated by our Board to be elected to serve on the Board at the 2008 Annual Meeting of Stockholders. All of the nominees are current directors. The following information is as of April 15, 2008.

Roger R. Adams
Age 53
Director

        Mr. Adams is the inventor of HEELYS-wheeled footwear. Mr. Adams has been one of our directors since he founded our company in 2000, and served as our President and Secretary until May 2006, and as our Director of Research and Development from May 2006 through December 2007. Before inventing HEELYS-wheeled footwear and founding our company, Mr. Adams served as a crisis associate, mental health counselor, mental health supervisor and regional coordinator for the State of Oregon from 1990 to 1995. Mr. Adams has extensive industry experience and has been involved in the skate industry for over 40 years, including operating his family's skate centers and working in his family's skate distribution company and skate-related manufacturing company. Mr. Adams received a Bachelor of Arts degree in psychology and a graduate degree in clinical counseling and independent studies from Pacific Lutheran University. Mr. Adams is the first cousin of Richard E. Middlekauff, one of our directors.

Jerry R. Edwards
Age 61
Director
Committees: Audit (since March 12, 2008)

        Mr. Edwards has served as one of our directors since March 12, 2008. Mr. Edwards has over 25 years of experience managing high performing apparel and information technology operations. Mr. Edwards is CEO and Managing Director of Great Circle Ventures Holdings, LLC (GCVH) which is a private investment company formed by Mr. Edwards to acquire and operate Tail Activewear, Inc., which is a leading Women's golf and tennis apparel company that distributes through pro shops and specialty retailers. Since 2005, Mr. Edwards has been Managing Director of Great Circle Ventures, LLC which is a private investment firm and leading investor in GCVH. From 1998 until 2006, Mr. Edwards served as the Chief Executive Officer, President and acting Chairman of the Board of Pearl Izumi, a leading brand of hi-tech, performance apparel and footwear for cycling, running, fitness and other active outdoor sports. From 1996 until 1998, Mr. Edwards served as Chief Operating Officer and President of Rodeer Systems, Inc., a transcription services business. Prior to that Mr. Edwards served as an executive of Lee Apparel Company, a division of VF Corporation, and Sales Technologies, Inc., a provider of field sales automation software and services, and in various capacities at Blue Bell, Inc., an apparel company. Mr. Edwards is a director and member of the compensation committee of ChartLogic, Inc. Mr. Edwards received a Bachelor of Science from East Carolina University, completed the USAF Meteorology Officer Program at Texas A&M University and received a Master of Science in Systems Management from the University of Southern California.

Patrick F. Hamner
Age 52
Senior Vice President and Director

        Mr. Hamner has served as one of our directors since May 2000 and was our Chairman of the Board until August 21, 2007. Mr. Hamner became a full-time employee of our company in May 2006. Prior to May 2006, Mr. Hamner was a Senior Vice President of Capital Southwest Corporation, a publicly traded venture capital investment company, and its subsidiary Capital Southwest Venture Corporation. Mr. Hamner has over 24 years of venture capital experience and business start-up and development activities. From December 1998 to July 2007, Mr. Hamner served on the board of directors of Blue Magic, Inc., Jet-Lube, Inc., The RectorSeal Corporation and The Whitmore Manufacturing Company, all of which are chemical or lubricant manufacturing companies and are wholly owned by Capital Southwest Corporation. From October 2001 to October 2002, Mr. Hamner served as Chairman of the National Association of Small Business Investment Companies. Mr. Hamner received a Bachelor of Science in mechanical engineering, cum laude, from Southern Methodist University and a Master of Business Administration from the University of Texas.

Samuel B. Ligon
Age 68
Director
Chairman Audit Committee
Committees: Audit, Compensation

        Mr. Ligon has served as one of our directors since June 2000. Mr. Ligon has more than 32 years of experience with various consumer product companies. Mr. Ligon served as Chairman of the Board of Jokari/US, Inc., a consumer products company, from 1975 through July 2006, and served as Chairman of the Board and CEO of Smith Abrasives, Inc., a consumer products company from 1993 through July 2007. Mr. Ligon has served since September 2003 as a director and since July 2005 as a member of the audit committee of the board of directors of Capital Southwest Corporation. Mr. Ligon has a Bachelor of Science from Auburn University and a Master of Business Administration from Harvard Business School.

Gary L. Martin
Age 61
Chairman of the Board
Chairman Compensation Committee (since December 19, 2007)
Committees: Compensation (since September 28, 2007)

        Mr. Martin has served as one of our directors and Chairman of the Board since August 21, 2007. Mr. Martin is President and Chief Executive Officer of Capital Southwest Corporation. Mr. Martin, who has been associated with Capital Southwest or its subsidiaries since 1972, has served on its board since 1988 and was named President and CEO in July 2007. Previously, he was CEO of The Whitmore Manufacturing Company of Rockwall, Texas, a producer of industrial lubricants and a key portfolio company of Capital Southwest. Mr. Martin is a director of Capital Southwest Corporation and serves on the board of several of Capital Southwest Corporation's portfolio companies. He earned a Bachelor of Business in finance and accounting from the University of Oklahoma, is a Certified Public Accountant and is a graduate of Harvard Business School's Advanced Management Program. Capital Southwest Venture Corporation, which is a wholly owned subsidiary of Capital Southwest Corporation, beneficially owns more than 5% of our outstanding common stock.

Richard E. Middlekauff
Age 65
Director
Committees: Audit, Compensation

        Mr. Middlekauff has served as one of our directors since our inception in 2000. From June 1977 until January 2008, Mr. Middlekauff owned a Ford car dealership in Plano, Texas. Mr. Middlekauff received a Bachelor of Science in business administration from Oregon State University and a Master of Business Administration from Cal-State Long Beach. Mr. Middlekauff is the first cousin of Roger R. Adams, one of our Directors.

Ralph T. Parks
Age 62
Interim CEO and Director

        Mr. Parks was appointed to serve as our Interim Chief Executive Officer on February 1, 2008 and a member of our Board on January 30, 2008. Mr. Parks has been involved in the footwear industry since 1965 in various capacities, including sales, management and consulting. Mr. Parks retired in 1999 after a 34-year career in the retail industry, including eight years as Chief Executive Officer of Footaction USA, an athletic footwear and apparel retailer and was inducted into the Sporting Goods Industry Hall of Fame in May 2000. Since 2002, he has served as President of RT Parks, Inc., a retailer of New Balance ® footwear and apparel. Mr. Parks also serves on the board of directors of Hibbett Sports, Inc., an operator of sporting goods stores, and Kirklands, Inc., a retailer of home décor items. Mr. Parks is also on the audit committee of the board of directors of Kirklands, Inc. Mr. Parks attended Southern State College in Arkansas (now Southern Arkansas University).

Jeffrey G. Peterson
Age 34
Director

        Mr. Peterson has served as one of our directors since May 31, 2007. Mr. Peterson is Vice President, Secretary and Chief Compliance Officer of Capital Southwest Corporation. Mr. Peterson joined Capital Southwest Corporation in 2001 and has served as its Vice President since 2005 and as Secretary and Chief Compliance Officer since 2007. In this capacity, he serves on the board of directors of several of Capital Southwest Corporation's portfolio companies. He presently serves on the Board of Governors of the National Association of Small Business Investment Companies, as President of the Southern Regional Association of Small Business Investment Companies, on the Education Committee of the Venture Capital Institute and on the Steering Committee of the Dallas-Fort Worth Private Equity Forum. Prior to joining Capital Southwest Corporation, Mr. Peterson was an investment banker advising clients in connection with mergers, acquisitions and dispositions, leveraged buyouts and capital-raising activities with Scott & Stringfellow, Inc. from 1997 through 1999. He also served at Bank One Corporation, from 1995 through 1996, where he helped underwrite commercial banking facilities as a Credit Analyst. Mr. Peterson received a Bachelor of Business Administration from the University of Texas at Austin and a Master of Business Administration with distinction from the Johnson Graduate School of Management at Cornell University. Capital Southwest Venture Corporation, which is a wholly owned subsidiary of Capital Southwest Corporation, beneficially owns more than 5% of our outstanding common stock.

The Board of Directors recommends that you vote "FOR" the election of each nominee named above.

ITEM 2:    RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee is directly responsible for the appointment, termination, compensation and replacement of Heelys' independent registered public accounting firm. The Audit Committee has appointed Deloitte & Touche LLP to serve as Heelys' independent registered public accounting firm to examine Heelys' financial statements and internal controls over financial reporting for the fiscal year ending December 31, 2008. Deloitte & Touche LLP has acted as Heelys' independent registered public accounting firm since 2000.

        We are not required to submit this appointment to the stockholders for ratification but the Board believes it is desirable as a matter of good corporate governance practice. If our stockholders fail to ratify the appointment, the Audit Committee may, but is not required to, reconsider whether to retain Deloitte & Touche LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change is in the best interests of the Company and its stockholders.

        The Company expects that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

The Board of Directors recommends that you vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as Heelys' independent registered public accounting firm.

ITEM 3:    APPROVAL OF AMENDMENT TO THE 2006 STOCK INCENTIVE PLAN

        On April 21, 2008, our Board approved an amendment to our 2006 Stock Incentive Plan (the "2006 Plan"), subject to shareholder approval, to increase the maximum number of shares of our common stock authorized for issuance under the 2006 Plan by 700,000 to 2,972,725 shares.

        Our Board adopted and our stockholders approved our 2006 Plan on June 23, 2006. Our Board continues to believe that equity compensation awards are an important part of our overall compensation program. Our Board believes the increase in the number of shares subject to the 2006 Plan is necessary to attract and retain qualified officers, employees, consultants and directors.

        If this amendment is not approved, the maximum number of shares of common stock authorized for issuance under the 2006 Plan will remain at 2,272,725 shares. If any options granted under our 2006 Plan are forfeited or terminate for any other reason without having been exercised in full, then the shares subject to those options that are not purchased will become available for additional grants under our 2006 Plan. As of April 15, 2008, options to purchase 1,903,443 shares of our common stock were outstanding under our 2006 Plan, 200,436 additional shares were available for future option grants and options to purchase 168,846 shares of our common stock had been exercised.

Description of the 2006 Plan

        A description of the provisions of the 2006 Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2006 Plan.

        The material terms of the 2006 Plan include the following:

  •
  The exercise price of non-qualified stock options and incentive stock options must be at least 100% of the fair market value of the common stock on the date of grant and, in the case of incentive stock options granted to holders of more than 10% of our voting power, not less than 110% of such fair market value.

  •
  The term of an option cannot exceed 10 years, and the term of an incentive stock option granted to a holder of more than 10% of our voting power cannot exceed five years.

  •
  If a change of control of our Company (as defined in our 2006 Plan) occurs, all of the options issued and outstanding under our 2006 Plan will accelerate and become fully vested and exercisable.

  •
  The stock option agreements issued pursuant to the 2006 Plan provide that stock options that are not exercisable as of the date of termination of employment shall expire and, so long as the option holder's service is not terminated for cause (as defined in the 2006 Plan), options which are exercisable as of such date will remain exercisable for a three-month period, or one year after the option holder's death or total disability.

  •
  The 2006 Plan will expire in 2016 (unless it expires or is terminated earlier pursuant to its terms).

General

        The purpose of the 2006 Plan is to provide certain key employees, non-employee directors and consultants with a proprietary interest in the Company through the granting of stock options in order to:

  •
  offer selected employees, including officers, non-employee directors and consultants an equity ownership interest and opportunity to participate in our growth and financial success;

  •
  provide a means through which we may attract and retain the best available personnel for positions of substantial responsibility;

  •
  create long-term value and to provide incentives to those selected employees, non-employee directors and consultants by means of market-driven and performance-related stock options to achieve long-term performance goals; and

  •
  promote the growth and success of our business by aligning the financial interests of employees, non-employee directors and consultants with that of our stockholders.

        The 2006 Plan provides for the grant to eligible individuals of incentive stock options ("ISOs"), and non-qualified stock options ("NSOs"), which are options that do not qualify as ISOs, to purchase shares of our common stock. ISOs are options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        Administration.    The 2006 Plan is administered by our compensation committee (the "Committee"), which selects the persons to whom options will be granted, determines the number of shares to be subject to each grant and prescribes the other terms and conditions of each grant, including the amount and type of consideration to be paid to us upon exercise and the vesting schedule of the options.

        Eligibility.    Employees of the Company whose performance and responsibilities are determined by the Committee to have a direct and significant effect on the performance of the Company may be granted stock options under the 2006 Plan. In addition, non-employee directors of and consultants to the Company are eligible to be granted stock options under the 2006 Plan. Both ISOs and NSOs may be granted under the 2006 Plan to employees of the Company. Only NSOs may be granted under the 2006 Plan to non-employee directors of and consultants to the Company. The Committee has the authority, in its complete discretion, to grant options under the 2006 Plan. An eligible individual may be granted more than one option under the 2006 Plan, and options may be granted at any time or times during the term of the 2006 Plan.

        Plan Benefits.    As of April 15, 2008, there were an aggregate of 2,272,725 shares of common stock issued or reserved for grant under the 2006 Plan, of which only 200,436 shares of common stock were available for future grants, and the closing price of the common stock was $4.31 per share. Because participation and the types of awards under the 2006 Plan are subject to the discretion of the

Committee, the benefits or amounts that will be received by any participant or groups of participants in the 2006 Plan, including named executive officers and directors of the Company, is not currently determinable.

        Nontransferability of Awards.    Options may not be transferred other than by will or the laws of descent and distribution and, during an optionee's lifetime, may be exercised only by the optionee. An option agreement may provide, however, that an NSO may be transferred, if approved in advance by the Committee, to an optionee's family members, family member trusts, family limited partnerships and other family member entities as the Committee may determine to permit.

        Exercise Price.    The 2006 Plan requires that the purchase price with respect to any option will not be less than 100% of the fair market value of our common stock at the date of the grant of the option and the option period of any option may not be more than ten years from the date of grant of the option. The fair market value per share is the reported closing price of our common stock on the Nasdaq Global Market on the date of grant of the option, or if no sale of our common stock was reported on such date, on the next preceding day or the last day prior to the date of grant when a sale was reported. No ISO may be granted under the 2006 Plan to an employee who owns more than 10% of our outstanding common stock unless the option price is at least 110% of the fair market value of the common stock at the date of the grant and the option is not exercisable more than five years after it is granted.

        Exercise of Option.    The Committee determines when options vest and become exercisable. The shares subject to an option generally will vest in installments over a period of years specified by the Committee and as set forth in the individual stock option agreement. Our standard vesting schedule applicable to options granted to employees in 2007 was 4 years, whereby one-fourth of the total number of shares subject to the option become vested and exercisable on the first anniversary of the date of grant and an additional one-fourth of the total number of shares subject to the option become vested and exercisable on each subsequent anniversary of the date of grant. All installments that become exercisable are cumulative and may be exercised at any time after they become exercisable until the option expires.

        Form of Consideration.    The means of payment for shares issued upon exercise of an option are specified in each option agreement. The 2006 Plan permits payment to be made in cash by check or, if specified in the option agreement, by other shares of our common stock (with some restrictions), through broker-assisted same-day arrangements or through a margin commitment from the optionee whereby the optionee pledges the shares purchased as security for a loan from a broker in the amount of the exercise price.

        Term of Option.    The term of an option may be no more than ten years from the date of grant, except that the term of an incentive stock option may not be more than five years from the date of grant for an optionee who is also a 10% stockholder.

        Termination of Options.    The Committee may provide for termination of options granted under the 2006 Plan in case of termination of employment, directorship, consultant relationship, dishonesty or any other reason. Upon termination of an optionee's employment, directorship or consulting relationship, to the extent the optionee has become vested under the terms of the option agreement, the outstanding options will remain exercisable for a period of three months after that termination, and thereafter the options terminate. If the optionee dies or becomes disabled before the termination of the optionee's right to exercise the options, the options may be exercised by the legal representatives of the optionee's estate in the event of the optionee's death, or by the optionee or the optionee's personal representative in the event of the optionee's disability, for a period of 12 months from the date of death or disability. For purposes of the 2006 Plan, disability will be determined as defined in Section 22(e)(3) of the Code. The Committee, in its sole discretion, determines the date of an optionee's disability.

        Adjustments on Changes in Capitalization, Merger or Change of Control.    In the event of any stock dividend, stock split, share combination or other recapitalization, or the like, of or by the Company, the number of shares of our common stock covered by each outstanding option, and the exercise price of each outstanding option, shall be adjusted to reflect such capital adjustment, as deemed appropriate by the Committee. No adjustment may be made by the Committee with respect to any outstanding option that would cause such option and/or the 2006 Plan to become subject to Section 409A of the Code.

        A "Change in Control" will occur if:

  •
  we transfer, sell or otherwise dispose of all or substantially all of our assets to another unrelated corporation or entity;

  •
  we are merged or consolidated with another corporation or other entity (other than an entity controlled by Capital Southwest Venture Corporation or any of its affiliates and/or Roger R. Adams and any of his affiliates) and, as a result of the merger or consolidation, less than 75 percent of the outstanding voting securities of the surviving or resulting corporation or other entity, as the case may be, are "beneficially owned" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, immediately after the merger or consolidation by persons who or which beneficially owned our outstanding voting securities immediately before the merger or consolidation;

  •
  any person or group within the meaning of the Exchange Act (excluding any employee benefit plan, or related trust, sponsored or maintained by us or any of our affiliates), other than Capital Southwest Venture Corporation and its affiliates and Roger R. Adams and his affiliates, acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of our common stock or our other securities (or our successor) constituting 25 percent or more of the combined voting power of our then outstanding securities; or

  •
  any change or changes in the composition of our Board within any two-year period as a result of which less than a majority of our directors are persons who were our directors at the beginning of that two-year period or persons who were elected or nominated for election as our directors with the affirmative vote or consent of at least a majority of our incumbent directors at the time of that election or nomination, but not including any person whose election or nomination as a director was or is in connection with an actual or threatened proxy contest regarding the election of our directors.

        Unless specifically provided otherwise in an individual option agreement, when a "Change in Control" described in any of the four above-enumerated situations occurs, then the options outstanding immediately before the Change in Control will become fully vested and exercisable. The Company will issue all common stock purchased by exercise of such options, and those shares exercised will be treated as issued and outstanding for purposes of the Change in Control.

        Amendment and Termination of the 2006 Plan.    Unless sooner terminated by action of the Board, the 2006 Plan will terminate on June 23, 2016, and no options may thereafter be granted under the 2006 Plan, but options previously granted will continue in effect pursuant to the terms of the individual option agreement. The 2006 Plan may be amended, altered or discontinued by the Board without the approval of the stockholders, except that certain amendments, including any amendment to change the individuals or class of individuals who are eligible to receive options, or the aggregate number of shares that may be issued under options, must be submitted to the stockholders for approval. The Committee, however, shall make appropriate adjustments in the number of shares covered by the 2006 Plan and the outstanding options, and in the option exercise prices, to reflect any stock dividend, stock split, share combination or other recapitalization and, with respect to outstanding options and option prices, to reflect any merger, consolidation, reorganization, liquidation or the like, of or by the Company.

Federal Income Tax Consequences

        The following is a general description of the federal income tax consequences applicable to options under the 2006 Plan. State and local tax treatment, which is not discussed below, may vary from federal income tax treatment. The following is based upon present United States federal income tax laws and regulations and is subject to change if the tax laws and regulations, or their interpretations, are changed.

Incentive Stock Options

        For options to be treated as incentive stock options, an optionee must not dispose of the acquired stock within two years after the ISO is granted or within one year after the ISO is exercised. In addition, the optionee must have been our employee for the entire time from the date of granting of the ISO until three months (one year if the optionee is disabled) before the date of exercise. The requirement that the optionee be an employee and the two-year and one-year holding periods are waived in the case of the optionee's death.

        Neither the grant nor the exercise of an ISO will result in federal income tax liability to the optionee. However, the amount by which the fair market value at the time of exercise of the purchased shares exceeds the exercise price will be included in an optionee's income for purposes of the alternative minimum tax and may subject the optionee to an alternative minimum tax liability in the year of exercise. Optionees are strongly advised to discuss the application of this alternative minimum tax calculation based on the optionee's personal tax situation with the optionee's own tax advisor at the time of exercise and in no event later than the last day of the year in which the option is exercised.

        Generally, an optionee will recognize income in the year in which the optionee sells or makes any other disposition of the shares purchased under the ISO. A disposition of ISO shares generally will occur upon transfer of legal title to the shares. An optionee's federal income tax liability will depend upon whether a qualifying or disqualifying disposition of the shares purchased under the ISO is made. A "qualifying disposition" will occur if the sale or other disposition of the shares takes place more than two years after the date the ISO was granted and more than one year after the date the option was exercised for the particular shares involved in the disposition. The two-year and one-year holding periods are waived in the event of death. "Disqualifying dispositions" are those that are made before both minimum holding periods are satisfied.

        Upon a qualifying disposition of shares acquired under an ISO, an optionee will recognize a capital gain equal to the excess of:

  •
  the amount realized upon the sale or disposition over

  •
  the exercise price paid for those shares.

        The capital gain will be long-term if the shares have been held for more than one year following the exercise date of the option. An optionee will recognize a long-term capital loss if the amount realized is lower than the exercise price paid for the shares.

        Normally, if the shares purchased under an ISO are made the subject of a disqualifying disposition, the optionee will recognize ordinary income at the time of the disposition in an amount equal to the excess of:

  •
  the fair market value of the acquired shares on the exercise date over

  •
  the exercise price paid for those shares.

        If the amount realized on the disqualifying disposition is less than the fair market value of the shares on the exercise date, the amount the optionee will recognize as ordinary income is limited to the excess of:

  •
  the amount realized on the disqualifying disposition over

  •
  the exercise price paid for those shares.

        Any additional gain recognized upon the disqualifying disposition will be capital gain, which will be long-term if the shares have been held for more than one year following the exercise date of the option.

        If an optionee pays all or a portion of the exercise price of an ISO by tendering shares of our common stock that were acquired by the optionee through the prior exercise of an ISO (the "Prior ISO") and does not satisfy both the two-year and one-year holding requirements described above ("Disqualified Payment Shares"), then the tender of such shares constitutes a disqualifying disposition that will result in compensation taxed as ordinary income in an amount equal to the excess of the fair market value of such Disqualified Payment Shares, determined when the Prior ISO was exercised, over the exercise price previously paid for such Disqualified Payment Shares. Any appreciation that has occurred in the Disqualified Payment Shares that is not taxed as compensation income under the disqualifying disposition rules is not recognized as gain under Section 1036 of the Internal Revenue Code. The number of shares of our common stock an optionee received upon exercise of the ISO equal to the number of Disqualified Payment Shares tendered in payment of the exercise price will have a basis equal to the optionee's basis in the Disqualified Payment Shares plus any ordinary income recognized by the optionee as a result of the disqualifying disposition. The number of shares of our common stock received upon exercise of the ISO in excess of the number of Disqualified Payment Shares will have a basis equal to the amount of the exercise price of the ISO paid in cash (if any). The number of shares of our common stock received upon exercise of the ISO, equal to the number of shares of Disqualified Payment Shares tendered, will have the same holding period on the date that the optionee exercised the ISO as such Disqualified Payment Shares had on that date and the holding period of any additional shares of our common stock received upon exercise of the ISO will begin on that date. For purposes of the two-year and one-year holding requirements relating to a disqualifying disposition, however, the holding period of all shares received on exercise of the ISO will begin on the date the optionee exercised the ISO.

        Alternatively, if an optionee funds the exercise price of an ISO by tendering shares of our common stock other than Disqualified Payment Shares ("Qualified Payment Shares"), including shares of common stock received from exercise of a Prior ISO that satisfied both the two-year and one-year holding requirements, shares of our common stock acquired by the optionee from the exercise of a NSO, and shares of our common stock purchased on the open market, then the consequences discussed in this paragraph occur. Under Section 1036 of the Internal Revenue Code, the optionee will not recognize gain or loss on the tender of the previously owned Qualified Payment Shares. The number of new shares of our common stock the optionee receives upon exercise of the ISO, equal to the number of shares of Qualified Payment Shares tendered, will have the same basis as the optionee had in such Qualified Payment Shares and the optionee's basis in any additional shares of common stock received will equal the exercise price paid in cash (if any). The number of shares of our common stock received upon exercise of the ISO, equal to the number of shares of Qualified Payment Shares tendered, will have the same holding period on the date the optionee exercised the ISO as such Qualified Payment Shares had on that date and the holding period of any additional shares of our common stock received upon exercise of the ISO will begin on that date. For purposes of the two-year and one-year holding requirements relating to a disqualifying disposition, however, the holding period of all shares received on exercise of the ISO will begin on the date the optionee exercised the ISO.

Non-Qualified Stock Options.

        Neither the grant nor the exercise of a NSO will result in federal income tax liability. Normally, the optionee will recognize ordinary income in the year in which the optionee exercises the NSO in an amount equal to the excess of:

  •
  the fair market value of the acquired shares on the exercise date over

  •
  the exercise price paid for those shares,

and we will have to collect all the applicable withholding taxes with respect to such income. The Committee may allow optionees to satisfy withholding tax obligations by electing to have us withhold from the shares to be issued upon exercise of a NSO that number of shares having a fair market value equal to the statutory minimum prescribed amount required to be withheld.

        Upon sale of shares acquired under a NSO, the optionee will recognize a capital gain to the extent the amount realized upon the subsequent sale of the shares received on exercise of the NSO exceeds their fair market value at the time the optionee recognized the ordinary income with respect to the exercise of the NSO. A capital loss will result to the extent the amount realized upon that sale is less than such fair market value. The gain or loss will be long-term if the shares are held for more than one year prior to the disposition. The holding period will start at the time the NSO is exercised for those shares.

        If an optionee pays all or a portion of the exercise price of a NSO by tendering other shares of our common stock ("Payment Shares"), then the consequences discussed in this paragraph occur. If the number of shares of our common stock received on exercise of the NSO exceeds the number of Payment Shares used to exercise the NSO, the optionee will recognize compensation taxed as ordinary income in the amount that the fair market value of such tendered shares on the date the optionee exercised the NSO exceeds the aggregate exercise price paid in cash (if any). Under Section 1036 of the Internal Revenue Code, no income, gain or loss is recognized upon the exchange of Payment Shares for shares of our common stock received upon exercise of a NSO to the extent of the number of Payment Shares tendered. The number of shares of our common stock received upon exercise of the NSO, equal to the number of shares of Payment Shares tendered, will be treated as a nontaxable exchange and the optionee will have the same basis as the optionee had in the Payment Shares tendered to exercise the NSO. An optionee's basis in the number of any additional shares of our common stock received upon exercise of the NSO will equal the amount of the exercise price of the NSO paid in cash plus any compensation income the optionee recognized in the year the optionee exercised the NSO. The number of shares received upon exercise of the NSO, equal to the number of shares of Payment Shares tendered, will have the same holding period on the date that the optionee exercised the NSO as such Payment Shares had on that date, and the holding period of any additional shares of our common stock received upon exercise of the NSO will begin on that date.

        If an optionee exercises an ISO or NSO through the cashless exercise method, the optionee will authorize a broker designated by us to sell a specified number of the shares of our common stock to be acquired by the optionee on the exercise of the option, having a then fair market value equal to the sum of the exercise price of the ISO or NSO, as applicable, plus any statutory minimum prescribed withholding with respect to the exercise of an NSO, plus any transaction costs (the "Cashless Shares"). The remainder of the shares not sold (the "Non-Cashless Shares") will be delivered to the optionee. If an optionee uses the cashless exercise method, the optionee will be treated as constructively receiving the full amount of shares of our common stock that otherwise would be issued upon payment of the exercise price of the option in cash, followed immediately by a sale of the Cashless Shares. In the case of an ISO, the cashless exercise method will result in a disqualifying disposition of the Cashless Shares with the tax consequences set forth above relating to a disqualifying disposition of shares acquired under an ISO. In the case of a NSO, the cashless exercise method will result in compensation to the optionee with respect to both the Cashless Shares and Non-Cashless Shares. Since an optionee's basis in the Cashless Shares that are received and simultaneously sold on exercise of the NSO is equal to the sum of the exercise price and the compensation to the optionee, the optionee must recognize no additional gain upon the simultaneous sale of the Cashless Shares.

Tax Effects to the Company Upon Exercise of Options

        We are not entitled to a deduction at the grant of an ISO or NSO. If an optionee sells the shares of our common stock received by exercise of an ISO in a disqualifying disposition, that is, the optionee did not meet both holding requirements to be entitled to ISO treatment with respect to those shares, we will be entitled to a deduction at the time the optionee sells those shares equal to the amount the optionee is required to recognize as ordinary income. If the amount the optionee realizes in a disqualifying disposition of those shares is less than the fair market value of our common stock on the date the optionee exercised the ISO, the amount deductible by us will equal the excess of the amount the optionee realized on the disqualifying disposition over the exercise price the optionee paid for those shares.

        The exercise of a NSO entitles us to a tax deduction for the year in which the optionee exercises the NSO in the same amount as is includible in the optionee's income for that year. Any gain or loss realized by the optionee on subsequent disposition of the shares of our common stock the optionee acquired by exercise of a NSO generally is a capital gain or loss and does not result in any tax deduction to us.

New Plan Benefits

        The Committee may grant awards under the 2006 Plan on a discretionary basis. Therefore, we are unable to determine the dollar value and number of awards that may be received by or allocated to (i) any of our current executive officers, (ii) our current executive officers, as a group, (iii) our current directors who are not executive officers, as a group, and (iv) our employees who are not executive officers, as a group, as a result of the approval of the increase in the number of shares available for issuance under the 2006 Plan. If the increase in the number of shares available for issuance under the 2006 Plan had been in effect during fiscal 2007, an indeterminable number of additional shares may have been issued to participants in 2007.

The Board of Directors recommends that you vote "FOR" the approval of the amendment to the 2006 Stock Incentive Plan.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to the Company with respect to beneficial ownership of our common stock as of April 15, 2008 by (i) each stockholder that the Company knows is the beneficial owner of more than 5% of our common stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the Summary Compensation Table (the "Named Executive Officers"), (iv) each of our other officers, and (v) all executive officers, other officers and directors as a group. The Company has relied upon information provided to the Company by its directors, Named Executive Officers and other officers and copies of documents sent to the Company that have been filed with the Securities and Exchange Commission by others for purposes of determining the number of shares each person beneficially owns.

        Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and generally includes those persons who have voting or investment power with respect to the securities. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of the Company's common stock beneficially owned by them. Shares of the Company's common stock subject to options that are exercisable within 60 days of April 15, 2008 are also deemed outstanding for purposes of calculating the percentage ownership of that person, and if applicable, the percentage ownership of Named Executive Officers, other officers and directors as a group, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person. Unless otherwise indicated, the address for each stockholder listed in the table below is c/o Heelys, Inc., 3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage
5% Holders Not Listed Below:
Capital Southwest Venture Corporation(4)(6)	9,317,310	34.26%
Directors and Named Executive Officers:
Roger R. Adams(1)	4,807,745	17.68%
Jerry R. Edwards	—	—
Patrick F. Hamner(2)	741,690	2.69%
Samuel B. Ligon(3)	313,515	1.15%
Gary L. Martin (4)	9,322,310	34.28%
Richard E. Middlekauff(5)	2,011,846	7.40%
Ralph T. Parks	—	—
Jeffrey G. Peterson(6)	9,318,510	34.26%
Michael G. Staffaroni(7)	1,218,837	4.46%
Michael W. Hessong(8)	479,209	1.75%
Charles D. Beery(9)	—	—
Other Officers:
William D. Albers(10)	12,500	*
Donald K. Carroll	—	—
John W. O'Neil	5,000	*
All directors, Named Executive Officers and other officers as a group (14 persons)(11):	18,913,852	67.68%

    *
    Less than 1 percent.

    (1)
    Includes 113,625 and 4,694,120 shares of common stock owned by CYPO, Inc. and RRA Family Trust UA, respectively. CYPO, Inc. is Texas corporation wholly owned by the RRA Family Trust UA. Mr. Adams is the sole trustee and settlor of the RRA Family Trust UA and exercises sole voting and investment power over these shares. Effective December 31, 2007, Mr. Adams resigned his position as our Director of Research and Development. Mr. Adams still holds a position as a member of our board of directors.

    (2)
    Includes options to purchase an aggregate of 378,540 shares of common stock that are currently exercisable or exercisable within 60 days of April 15, 2008.

    (3)
    All of Mr. Ligon's shares are owned jointly with Patricia Ligon, his spouse.

    (4)
    Includes 9,317,310 shares of common stock owned by Capital Southwest Venture Corporation. Mr. Martin is President and Chief Executive Officer of Capital Southwest Corporation. As indicated in the table, Capital Southwest Venture Corporation, which is a wholly owned subsidiary of Capital Southwest Corporation, beneficially owns more than 5% of our outstanding common stock. Mr. Martin may be deemed to share voting power and investment power with respect to the shares of common stock beneficially owned by Capital Southwest Venture Corporation. Mr. Martin disclaims beneficial ownership of such shares. The address for Mr. Martin and Capital Southwest Venture Corporation is 12900 Preston Road, Suite 700, Dallas, Texas 75230.

    (5)
    Includes 250,000 shares of common stock owned by The Middlekauff 2006 Children's Trust. Mr. Middlekauff is the trustee of the trust and exercises voting and investment power over these shares, but disclaims beneficial ownership of such shares. Includes 1,761,846 shares of common stock owned by Roll' In Investment Holdings L.P.

    (6)
    Includes 9,317,310 shares of common stock owned by Capital Southwest Venture Corporation. Mr. Peterson is Vice President of Capital Southwest Corporation. As indicated in the table, Capital Southwest Venture Corporation, which is a wholly owned subsidiary of Capital Southwest Corporation, beneficially owns more than 5% of our outstanding common stock. Mr. Peterson may be deemed to share voting power and investment power with respect to the shares of common stock beneficially owned by Capital Southwest Venture Corporation. Mr. Peterson disclaims beneficial ownership of such shares. The address for Mr. Peterson and Capital Southwest Venture Corporation is 12900 Preston Road, Suite 700, Dallas, Texas 75230.

    (7)
    Includes 1,060,713 shares of common stock owned by Staffaroni Partners LP, a family limited partnership. Mr. Staffaroni may be deemed to share with his spouse voting power and investment power over these shares. Includes options to purchase an aggregate of 158,124 shares of common stock that are currently exercisable or exercisable within 60 days of April 15, 2008. Effective February 1, 2008, Mr. Staffaroni resigned as our Chief Executive Officer and President and as a Director.

    (8)
    Includes options to purchase an aggregate of 198,853 shares of common stock that are currently exercisable or exercisable within 60 days of April 15, 2008.

    (9)
    Effective as of February 29, 2008, Mr. Beery resigned his position as our Senior Vice President-Global Sales.

    (10)
    Includes options to purchase an aggregate of 12,500 shares of common stock that are currently exercisable or exercisable within 60 days of April 15, 2008.

    (11)
    Includes options to purchase an aggregate of 748,017 shares of common stock that are currently exercisable or exercisable within 60 days of April 15, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and related regulations, require Heelys' directors, officers, and any persons holding more than 10 percent of Heelys' common stock (collectively, "Reporting Persons") to report their initial ownership of Heelys' securities and any subsequent changes in that ownership to the Securities and Exchange Commission. The Securities and Exchange Commission has established specific due dates for these reports, and Heelys is required to disclose in this Proxy Statement any failure of a Reporting Person to file a required report by the applicable due date.

  •
  On May 31, 2007, Jeffrey G. Peterson was elected to our board of directors. Mr. Peterson's report of initial ownership of Heelys' securities was filed on Form 3 on June 21, 2007.

  •
  On July 5, 2007, Mr. John W. O'Neil became our Vice President, International. Mr. O'Neil's report of initial ownership of Heelys' securities was filed on Form 3 on August 2, 2007.

        Except for the late filings listed above, and based solely on a review of copies of the reports filed and written representations submitted by the Reporting Persons, we believe that all Reporting Persons timely filed all required Section 16(a) reports for the most recent fiscal year.

EXECUTIVE AND OTHER OFFICERS

        The following sets forth, as of April 15, 2008, our executive officers and other significant employees.

        Ralph T. Parks, 62, serves as our Interim Chief Executive Officer and Director. His biography is contained in the section of this Proxy Statement entitled "Election of Directors."

        Patrick F. Hamner, 52, serves as our Senior Vice President and Director. His biography is contained in the section of this Proxy Statement entitled "Election of Directors."

        Michael W. Hessong, 42, has served as our Chief Financial Officer since December 2000 and as our Vice President—Finance, Treasurer and Secretary since May 2006. Mr. Hessong served as Vice President—Finance of the Marketing Continuum, a promotional marketing company, from May 1998 to December 2000. He also served as Vice President—Finance of Firstcom Music, a licensor of production music, from August 1997 to May 1998, and was the Controller and Director of Operations for Jokari/US, Inc., a consumer product company from May 1993 to August 1997. Mr. Hessong is a licensed certified public accountant in the State of Texas and received a Bachelor of Science in accounting from Oklahoma State University.

        Donald K. Carroll, age 42, has served as our Senior Vice President of Marketing since January 2008. Mr. Carroll has 20 years of marketing and product development experience. From March 2006 until January 2008, Mr. Carroll was Managing Partner of Vector2Group LLC, a Dallas-based firm providing management consulting services to the retail industry. From July 1998 to February 2006, Mr. Carroll held various marketing and general management related positions at RadioShack Corporation, a consumer electronics specialty retailer, including the position of Senior Vice President, Chief Marketing & Brand Officer from January 2005 to February 2006. From 2003 until January 2005, Mr. Carroll served as Senior Vice President, Chief Marketing Officer, and before that Senior Vice President Marketing, at RadioShack Corporation where he led an integrated marketing unit managing product and promotion strategy. Mr. Carroll has a Bachelor of Arts in Mass Communications and a Bachelor of Science in Geography from Texas State.

        William D. Albers, 51, has served as our Vice President—Sourcing since December 2006. Mr. Albers has over 24 years of experience in sourcing, manufacturing, and technologies development in the footwear industry. Before joining us, Mr. Albers was Director of Development at Pony International from June 2004 to December 2006 and Director of Development for Nautica Footwear from 2002 through 2006. From May 2001 through July 2002, Mr. Albers served as West Coast Sales Manager for Polymer Dynamics, Inc. From June 1999 through May 2001, Mr. Albers served as Senior Development Manager of Soft Goods Accessories at Specialized Bicycle Components. Mr. Albers has a Bachelor of Science in Health and Physical Education from George Mason University.

        John W. O'Neil, 62, has served as our Vice President—International since July 2007. Mr. O'Neil joined us from Dunham Bootmakers, a division of New Balance AS Inc., where he served as International Business Manager since 2005. In that role, Mr. O'Neil established business operations in Eastern Europe, Israel, Japan and Australia/New Zealand. From 1999 to 2004, Mr. O'Neil held the position of Regional General Manager at New Balance where he managed 3 subsidiaries and 18 distributors throughout Europe, the Middle East and Africa. Mr. O'Neil also spent 14 years at Converse, Inc., now a division of Nike, Inc. and served in various senior capacities including Regional Director for the United Kingdom and emerging markets and Director, International Marketing &

Operations. Mr. O'Neil received a Bachelor of Science degree in mechanical engineering from Tuft University and a Master of Business Administration from American International College.

CORPORATE GOVERNANCE

Board of Directors

        The business and affairs of Heelys is managed by or under the direction of our Board. In providing this oversight, the Board adheres to general guidelines designed to ensure that the Board has access to relevant information, and is structured and operates in a manner allowing it to exercise independent business judgment. The Board performs a number of functions for Heelys and its stockholders, including:

  •
  Overseeing the management of the Company;

  •
  Reviewing Heelys' long-term strategic plans; and

  •
  Reviewing and approving annual operating budgets.

        The Board derives its power and governance guidelines from our By-Laws. The complete text of our By-Laws is posted on the Investor Relations page of our website at www.heelys.com under the caption "Governance."

Director Independence

        The rules of The Nasdaq Global Market require that our Board be comprised of a majority of independent directors. The Board has determined that Messrs. Edwards, Ligon, Martin, Middlekauff and Peterson are independent directors as defined by Rule 4200(a)(15) of The Nasdaq Marketplace Rules. The Board also determined that each member of the Company's Audit Committee and Compensation Committee is an independent director in accordance with those standards and applicable SEC rules and regulations.

        On an annual basis, each director and executive officer provides information to the Company pursuant to a Director and Officer Questionnaire. The information provided includes the identification of any transactions with the Company in which the director or executive officer, or any member of his immediate family, has a direct or indirect material interest. The information provided indicated that none of the directors has any material relationship (other than being a director or stockholder of the Company) with the Company (either directly or indirectly).

        Mr. Middlekauff is the first cousin of Roger Adams. Mr. Adams has been a member of our Board since he founded our company in 2000, and served as our President and Secretary until May 2006 and our Director of Research and Development from May 2006 through December 2007. As our Director of Research and Development Mr. Adams was not an executive officer of the Company. The Board has concluded that, in its opinion, Mr. Middlekauff's relationship with Mr. Adams would not interfere with Mr. Middlekauff's exercise of independent judgment in carrying out his responsibilities as a director.

        Mr. Martin is President and Chief Executive Officer of Capital Southwest Corporation. Capital Southwest Venture Corporation, which is a wholly owned subsidiary of Capital Southwest Corporation, beneficially owns more than 5% of our outstanding common stock and has the right to designate up to two nominees of management's slate of directors. The Board has determined that in its opinion Mr. Martin's relationship with Capital Southwest Corporation would not interfere with his exercise of independent judgment in carrying out his responsibilities as a director.

        Mr. Peterson is Vice President of Capital Southwest Corporation. The Board has determined that in its opinion Mr. Peterson's relationship with Capital Southwest Corporation would not interfere with his exercise of independent judgment in carrying out his responsibilities as a director.

        See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" in this Proxy Statement.

Code of Business Conduct and Ethics

        The Board has adopted a Code of Business Conduct and Ethics that applies to all directors, executive officers and employees. Each of our directors, executive officers and employees are expected to conduct the business and affairs of the Company with honesty and integrity and are expected to adhere to high standards of conduct. The Company's objective is that all persons who deal with us believe that we not only scrupulously follow the law, but also act ethically and honestly. The Code sets out general principles to guide our directors, executive officers and employees in determining proper business conduct and in making ethical decisions as they perform their duties.

        The complete text of our Code of Business Conduct and Ethics is posted on the Investor Relations page of our website at www.heelys.com under the caption "Governance."

Policy Regarding Board Attendance at Stockholder Meetings

        All of our directors and senior management are encouraged to attend every Company annual meeting of stockholders so that our stockholders will have the opportunity to meet and question a representative group of our directors and senior executives. All of our then current directors, with the exception of Mr. Ligon, attended our 2007 annual meeting of stockholders.

Related Party Transaction Policy and Procedures

        Pursuant to resolutions adopted by our Board on August 29, 2006, all transactions between the Company and its officers, directors, principal stockholders and their affiliates must be consummated on terms no less favorable to the Company than could be obtained by the Company from unrelated third parties and must be approved by a majority of the outside independent and disinterested directors.

Board Meetings

        The Board held 16 meetings during 2007. Each director attended at least 75 percent of the aggregate of all meetings of the Board and its committees on which he served. Pursuant to our By-Laws, the Board is not required to hold meetings on any regular schedule. Regular meetings may be held without notice at such time and at such place as may from time to time be determined by the Board. Special meetings may be called by the Chairman of the Board, the President, or any two or more directors or by one director in the event that there is only a single director in office. Directors must be notified of meetings at least 72 hours before the meeting.

Communication with the Board

        Stockholders of the Company may communicate with our Board or any director by writing to the Board in a communication sent to our Corporate Secretary at 3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006. Our Corporate Secretary will conduct an initial review of any such communication and will forward the communication to the director or directors to whom it is addressed, except only for communications that are (1) advertisements or promotional communications, (2) solely related to complaints regarding ordinary-course-of-business product or customer service or satisfaction issues or (3) clearly unrelated to the Company's business, industry, management or Board or committee matters. The Corporate Secretary also will make all such communications available to each member of the Board at the Board's next regularly scheduled meeting.

Board Committees

        Our Board has established an Audit Committee and a Compensation Committee. Each of these committees has a written charter approved by the Board establishing the authority and responsibilities of such committee. Each committee's charter is posted on the Investor Relations page of our website at www.heelys.com under the caption "Governance."

Audit Committee

        The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, reviews and monitors (i) our corporate financial reporting and our internal and external audits, including our internal audit and control functions, the results and scope of our annual audit and other services provided by our independent registered public accounting firm and (ii) our compliance with legal matters that have a significant impact on our financial reports. The Audit Committee also consults with management and our independent registered public accounting firm before the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, the Audit Committee has the responsibility to consider and appoint, and determine the services of and the fee arrangements with, our independent registered public accounting firm.

        The Audit Committee has the power to establish subcommittees and delegate powers to such subcommittees. The Audit Committee has not established any such subcommittee or delegated any of its powers.

        The current members of the Audit Committee are Messrs. Edwards, Ligon and Middlekauff, each of whom has been determined to be independent by our Board. Our Board has determined that Mr. Ligon, the chairman of our Audit Committee, is an "audit committee financial expert" under applicable Securities and Exchange Commission rules and has the required financial sophistication pursuant to the rules of The Nasdaq Global Market. The Audit Committee met 12 times during 2007.

Compensation Committee

        The Compensation Committee of our Board determines, or reviews and approves, forms of compensation provided to our executive officers and our directors, including stock compensation. In addition, the Compensation Committee administers, and oversees the administration of the stock and other incentive compensation plans or programs for all of our other employees. As part of these responsibilities, the Compensation Committee administers our 2006 Stock Incentive Plan. Under the Compensation Committee's charter, the Compensation Committee may delegate the day-to-day administration of the compensation plan and programs to employees of the Company.

        In addition, the Compensation Committee may establish subcommittees consisting of one or more members of the Compensation Committee, and delegate its authority and responsibilities to such subcommittees as it deems appropriate. The Compensation Committee has not established any subcommittees and currently has no plans to do so.

        The current members of the Compensation Committee are Messrs. Martin, Middlekauff and Ligon, each of whom has been determined to be independent by our Board. Mr. Martin is the chairman of our Compensation Committee. The Compensation Committee met ten times during 2007.

Director Nomination Process

        As permitted under The Nasdaq Marketplace Rules, the Company does not have a separate nominating committee or other committee performing a similar function. Instead of such nominating committee, the Company has adopted a Director-Nomination Process by which the Company's independent directors, acting as a majority, are authorized to recommend individuals to the Board for the Board's selection as director nominees. A copy of the Director-Nomination Process is posted on the Investor Relations page of our website at www.heelys.com under the caption "Governance."

        The independent directors review and interview qualified candidates, make recommendations to the Board for nominations and select the management nominees for the directors to be elected by the Company's stockholders. The independent directors may take into account all factors they consider appropriate in fulfilling their responsibilities to identify and recommend individuals to the Board as director nominees.

        Under our Director-Nomination Process, the independent directors may use multiple sources for identifying and evaluating nominees for directors, including referrals from the Company's directors and management and input from third parties, such as executive-search firms retained by the Board. The independent directors are required to interview candidates and obtain background information about them. The independent directors determine whether to recommend a candidate based on the background information and the information contained in the interviews.

        Our Director-Nomination Process requires the independent directors to consider qualified nominees recommended by the Company's stockholders. Nominees for directors who are recommended by any of the Company's stockholders are evaluated in the same manner as any other nominee for director. Stockholders may submit recommendations to the independent directors, in care of the Board, through a written notice addressed to the Company's Secretary at the Company's principal executive offices, not less than 120 days before the anniversary of the date on which the Company's proxy statement was released to its stockholders in connection with the previous year's annual meeting of stockholders, or as otherwise provided in the Company's By-Laws.

        A stockholder's written recommendation of a nominee must include or be accompanied by (1) all information relating to the recommended person that is required to be disclosed in solicitations of proxies for election of directors under the proxy rules of the Securities and Exchange Commission, including a description of the qualifications of the recommended person, and (2) a written statement from the recommended person that he or she is willing to be named in the proxy statement as a nominee and to serve as a director if elected. In addition, such written recommendation must set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (1) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner; (2) the class and number of shares of the Company that are owned beneficially and held of record by such stockholder and such beneficial owner; (3) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and (4) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding shares of capital stock required to approve or adopt the proposal or elect the nominee; and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. Furthermore, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Company to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company.

        The independent directors must also consider each individual designated in accordance with the Company's agreement with Capital Southwest Venture Corporation ("CSVC") and certain of the Company's other stockholders pursuant to which CSVC has the contractual right to designate (i) two persons to be included in management's slate of director nominees so long as it owns at least 15% of the outstanding shares of Heelys' common stock, and (ii) one such nominee so long as it owns at least 10%, but less than 15%, of the outstanding shares of Heelys' common stock. CSVC has designated

Messrs. Martin and Peterson to be nominated as directors of the Company at our 2008 Annual Meeting of Stockholders.

Compensation Committee Interlocks and Insider Participation

        None of the current members of our Compensation Committee has, at any time, been one of our executive officers or employees. None of our executive officers has ever served as a member of the board of directors or compensation committee of any other entity that has or had one or more executive officers serving on our Board or our Compensation Committee.

Limitation of Liability and Indemnification

        Our Certificate of Incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

  •
  for any breach of the director's duty of loyalty to us or our stockholders;

  •
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

  •
  for any transaction from which the director or officer derived an improper personal benefit.

        Our By-Laws provide that:

  •
  we must indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to very limited exceptions;

  •
  we may indemnify our other employees and agents to the same extent that we indemnify our directors and officers; and

  •
  we must advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions.

        We have also entered into an indemnification agreement with each of our directors and officers containing provisions that require us to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct of a culpable nature, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' insurance if available on reasonable terms.

DIRECTOR COMPENSATION

        In accordance with our By-Laws, our directors are entitled to compensation for their services as determined by our Compensation Committee, including payment of their expenses, if any, for attendance at each meeting of the Board and a fixed payment for attendance at each meeting for the Board. In addition, our directors may be entitled to the issuance of stock options under our 2006 Stock Incentive Plan from time to time as determined by our Compensation Committee. Members of special or standing committees of the Board may be provided compensation for service as committee members, as determined by the Compensation Committee.

        Due to their equity ownership Messrs. Adams, Hamner, Ligon, Martin, Middlekauff and Peterson do not receive compensation for services they provide as directors or members of Board committees. However, our directors are entitled to reimbursement of all reasonable out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings.

        Mr. Kindley, who resigned his position as a member of our Board effective December 17, 2007, was paid $12,000 per year for serving on our Board, $5,000 per year for chairing the Compensation Committee of our Board and, subject to an $8,000 per year maximum, $750 and $500 for each Board meeting and committee meeting, respectively, attended in person. Mr. Kindley's compensation package was approved by the Board at a special meeting of the Board held on July 13, 2006.

        On March 8, 2007, Mr. Kindley was granted 10,000 incentive stock options. These options were granted with an exercise price of $31.76, which was the closing trading price of our stock on March 8, 2007. The options vested and became exercisable in four equal cumulative installments on each successive anniversary date of the grant and had a contractual term of ten years. The decision to grant Mr. Kindley stock options was made by the Compensation Committee, with Mr. Kindley abstaining, after taking into consideration, among other things, director compensation at peer companies and the Compensation Committee's belief that the granting of stock options to Mr. Kindley aligned his interest with those of our stockholders. Currently, Mr. Kindley jointly owns with his spouse 2,000 shares of our common stock.

        The Company accounts for stock-based compensation in accordance with Statement of Financial Accounting Standard No. 123R, which requires the measurement of compensation cost based on the estimated fair value of the award on the date of grant. We recognize that cost using the straight-line method over the period during which the employee is required to provide service in exchange for the award. No compensation cost is recognized for equity instruments for which required service is not rendered.

        The options granted to Mr. Kindley were valued at $15.30 per share. Value was determined using the Black-Scholes option pricing model using the following assumptions: (1) expected volatility of 41.74%; (2) dividend yield of 0%; (3) risk-free interest rate of 4.46%; and (4) expected life of 6.25 years. Expected volatility was estimated using the historical volatility of comparable public companies. The risk-free interest rate was based on the U.S. Treasury yield curve in effect at the time of the grant. Expected life was calculated using the simplified method as prescribed by the Securities and Exchange Commission's Staff Accounting Bulletin No. 107. Because Mr. Kindley resigned his position as a member of our Board prior to any of the granted options vesting we did not recognize any compensation cost related to these options during 2007 and all of Mr. Kindley's options have been forfeited.

        The following table summarizes the compensation earned by Mr. Kindley during 2007.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash(1) ($)	Total ($)
James. T. Kindley	$24,292	$24,292

    (1)
    Includes $11,500 for serving on our Board and $4,792 for chairing the Compensation Committee of our Board. Fees for serving on the Board and chairing the Compensation Committee were paid pro rata for the period January 1, 2007 through December 17, 2007, the date Mr. Kindley resigned his position as a member of our Board. The amount set forth in the table also includes $8,000 in fees paid or earned for attendance at Board and committee meetings.

        Mr. Parks, who was elected to our Board effective January 30, 2008, is paid $18,000 per year for serving on our Board, $5,000 per year, if applicable, for chairing a committee of our Board and, subject to an $8,000 per year maximum, $750 and $500 for each Board meeting and committee meeting, respectively, attended in person. Mr. Parks' compensation package was approved by the Board on January 30, 2008.

        On March 6, 2008, Mr. Parks was granted 20,000 non-qualified stock options. These options were granted with an exercise price of $4.26, which was the closing trading price of our stock on March 6, 2008. The options vest and became exercisable in four equal cumulative installments on each successive anniversary date of the grant and have a contractual term of ten years. The decision to grant Mr. Parks stock options was made by the Compensation Committee, after taking into consideration, among other things, director compensation at peer companies and the Compensation Committee's belief that the granting of stock options to Mr. Parks aligned his interest with those of our stockholders.

        The Company accounts for stock-based compensation in accordance with Statement of Financial Accounting Standard No. 123R, which requires the measurement of compensation cost based on the estimated fair value of the award on the date of grant. We recognize that cost using the straight-line method over the period during which the employee is required to provide service in exchange for the award. No compensation cost is recognized for equity instruments for which required service is not rendered.

        The options granted to Mr. Parks were valued at $1.73 per share. Value was determined using the Black-Scholes option pricing model using the following assumptions: (1) expected volatility of 35.75%; (2) dividend yield of 0%; (3) risk-free interest rate of 3.00%; and (4) expected life of 6.25 years. Expected volatility was estimated using the historical volatility of comparable public companies. The risk-free interest rate was based on the U.S. Treasury yield curve in effect at the time of the grant. Expected life was calculated using the simplified method as prescribed by the Securities and Exchange Commission's Staff Accounting Bulletin No. 107, as amended by Securities and Exchange Commission's Staff Accounting Bulletin No. 110.

        Mr. Edwards, who was elected to our Board effective March 12, 2008, is paid $18,000 per year for serving on our Board, $5,000 per year, if applicable, for chairing a committee of our Board and, subject to an $8,000 per year maximum, $750 and $500 for each Board meeting and committee meeting, respectively, attended in person. Additionally, it is anticipated that Mr. Edwards will be granted stock options in the amount of 20,000 shares in accordance with the Heelys, Inc. 2006 Stock Option Plan, subject to approval by the Compensation Committee. Mr. Edwards' compensation package was approved by the Board on March 12, 2008.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        The following discussion should be read in conjunction with the various tables and accompanying narrative disclosures appearing in this Proxy Statement. Those tables and narrative provide more detailed information regarding the compensation and benefits awarded to, earned by, or paid to our Chief Executive Officer, Chief Financial Officer and the other executive officers named in the Summary Compensation Table.

        The Compensation Committee of our Board determines, or reviews and approves, forms of compensation provided to our Named Executive Officers and certain other key executive officers, including stock compensation, to ensure that total compensation paid to those officers is fair, reasonable and competitive.

Philosophy

        Our philosophy is to reward executives based on individual performance as well as aligning executives' interest with those of our stockholders with the ultimate objective of improving stockholder value. We believe that total compensation and accountability should increase with position and responsibility. Consistent with this philosophy, total compensation is higher for individuals with greater responsibility and greater ability to influence the Company's targeted results and strategic initiatives. The Compensation Committee has structured compensation to establish a relationship between executive pay and the Company's performance that we believe has the elements required to attract, retain and motivate key executives.

Compensation Elements

        During 2006, Named Executive Officers were compensated primarily through a combination of base salary, performance-based incentive cash bonus and equity-based compensation. During 2006, our Senior Vice President—Global Sales' compensation also included commissions.

        During 2007, Named Executive Officers were compensated through base salary. Our Named Executive Officers were also eligible to earn bonuses in 2007, but because we did not achieve certain performance objectives, no bonuses were paid or payable for 2007.

        While Named Executive Officers were granted equity based incentive awards in 2006, we do not currently have an established plan of granting stock options on a regular or on-going basis and had not previously granted any stock options. The Compensation Committee may, if deemed necessary and desirable, grant equity-based compensation awards to any officer or employee of the Company for such number of shares of common stock as the Compensation Committee may deem to be in the best interest of the Company. No equity based incentive awards were granted to Named Executive Officers in 2007.

Base Salary

        In determining base salary levels, the Compensation Committee considers the difficulty and scope of the job, the competitive market pay levels among companies with which we compete for talent and the executive's performance. To determine the competitive market pay levels, the Compensation Committee considers several factors, including peer company performance and individual pay levels at those peer companies and the executives' experience and performance.

        The base salaries for our Named Executive Officers for 2006 were largely determined on the judgment of the Compensation Committee taking into account the factors described above. The base salaries for 2006 were calculated using a percentage increase over 2005 base salaries.

        Mr. Hessong has served as our Chief Financial Officer since December 2000 and as our Vice President—Finance, Treasurer and Secretary since May 2006. As a result of this increase in position and responsibility, Mr. Hessong's annual base salary was increased from $150,000 to $175,000, effective May 15, 2006. This increase was recommended by our executive management team and approved by the Compensation Committee. In addition to the expected increase in responsibilities resulting from Mr. Hessong's changed position within our company, there was an increase in his responsibilities resulting from the decision to pursue an initial public offering of our common stock as well as the anticipated increase in the number of employees that would directly report to Mr. Hessong.

        Effective January 1, 2007, the annual base salaries for all of our Named Executive Officers were increased. Mr. Staffaroni's annual base salary increased to $400,000 from $238,000; Mr. Hessong's increased to $231,000 from $175,000; Mr. Hamner's increased to $231,000 from $210,000; and Mr. Beery's increased from to $250,000 from $139,236. Effective January 1, 2007, Mr. Beery no longer earned commissions. In determining the adjusted annual base salary levels, the Compensation

Committee considered all of the factors described above. In determining competitive market pay levels the Compensation Committee reviewed an analysis which compared the 2005 compensation being paid to executive officers at eight peer public companies. Consideration was also given to a compensation study prepared by Watson Wyatt. Finally, the Compensation Committee took into consideration the past performance of the Named Executive Officers, the increase in responsibilities resulting from the Company's initial public offering in December 2006 and the growth and financial performance experienced by the Company in 2006.

        The amount of base salary paid to our Named Executive Officers for 2007 is shown in the Summary Compensation Table on page 33.

Performance-Based Incentive Cash Bonus

        The incentive cash bonus is intended to reward behavior and results that assist in meeting the Company's business, strategic and financial goals. Performance criteria are set annually and may include Company business objectives, Company earnings or other financial criteria applicable to the executive, the Company or both.

        For 2006, there where three components to the performance-based incentive bonus: (1) 50% of the total bonus opportunity was based on the achievement of earnings versus budget (earnings being measured by EBITDA (earnings before interest, taxes depreciation and amortization)); (2) successful management of inventory levels, cash needs, and legal expenses; and (3) individual performance versus annual objectives. The maximum bonus amount that may have been earned ranged from 40% to 100% of base salary. In 2006, each of the Named Executive Officers were awarded the maximum amount. The amount of bonus paid to our Named Executive Officers is shown in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table on page 33.

        Effective January 1, 2007, the Compensation Committee approved the Heelys, Inc. Annual Incentive Plan (the "Incentive Bonus Plan"). The Incentive Bonus Plan was established to (i) offer selected employees, including executive officers of the Company, an opportunity to participate in the growth and financial success of the Company, (ii) provide the Company an opportunity to attract and retain the best available personnel for positions of substantial responsibility, (iii) provide incentives by means of performance-related incentives to achieve short-term performance goals, and (iv) promote the growth and success of the business of the Company by aligning the financial interests of selected employees with that of the other stockholders of the Company. The Incentive Bonus Plan provided for the grant of annual performance bonuses and discretionary bonuses.

        An annual performance bonus is an award that is paid solely on account of the attainment of one or more specific performance targets in relation to one or more performance goals. A performance goal is the business criteria (and related factors) selected by our Compensation Committee to measure the level of performance of the Company during the performance period.

        The Incentive Bonus Plan was designed with the intent to eliminate or minimize the need for the award of a discretionary bonus. The Compensation Committee recognized, however, that unusual circumstances might occur that prevented payment of appropriate awards to a few key eligible employees. In recognition of truly extraordinary performance, occasional discretionary bonus awards may be appropriate and granted by the Compensation Committee. A discretionary bonus is primarily intended to provide a means of redressing inequities in annual performance bonus award determinations or to reward exemplary performance on a very limited basis. The awarding of a discretionary bonus is made entirely at the discretion of the Compensation Committee.

        The Incentive Bonus Plan was administered by the Compensation Committee, which had the authority to interpret the Incentive Bonus Plan and to make all determinations specified in or permitted by the Incentive Bonus Plan or deemed necessary or desirable for its administration. The

Compensation Committee could, in its sole discretion, and subject to the provisions of the Incentive Bonus Plan, from time to time delegate any or all of its authority to administer the Incentive Bonus Plan to any other person, persons or committee as it deemed necessary or appropriate for the proper administration of the Incentive Bonus Plan, except that no such delegation could be made in the case of awards intended to be qualified under Section 162(m) of the Internal Revenue Code or awards held by employees who are subject to the reporting requirements of Section 16(a) of the Exchange Act.

        The Compensation Committee was responsible for establishing (i) the performance goals that applied to the performance period; (ii) with respect to each such performance goal, the specific performance factors and targets related to each participant and, if achieved, the targeted amount of the participant's annual performance bonus and such other applicable terms of the annual performance bonus as might be required; and (iii) the criteria for computing the amount that would be paid with respect to each level of attained performance.

        The Compensation Committee also set the minimum level of performance, based on objective factors and criteria, that must be attained during the performance period before any performance goal is deemed to be attained and any annual performance bonus would be earned and become payable and the percentage of the annual performance bonus that would be earned and become payable upon attainment of various levels of performance that equaled or exceeded the minimum required level.

        The Compensation Committee could, in its discretion, select performance goals and specific performance factors and targets (absolute or relative to the performance of one or more peer companies or an index of peer companies) that are set forth in the Incentive Bonus Plan and that they believed measured the performance of the Company or one or more business units or divisions of the Company.

        The Compensation Committee established the performance goals for the 2007 performance period by reference to the growth in diluted earnings per share, (as determined in accordance with generally accepted accounting principles), for the fiscal year ended December 31, 2007 over diluted earnings per share for the fiscal year ended December 31, 2006. Diluted earnings per share for the fiscal year ended December 31, 2006 was $1.16. The following schedule details the performance goals (growth in diluted earnings per share) and the potential payments (performance-based cash incentive bonus) for the 2007 performance period for our Named Executive Officers.

	Potential Payments Under Non-Equity Incentive Plan Awards(1) for 2007 ($)
		Target	Maximum
Name	Less than 10% Growth in Diluted EPS	20% Growth in Diluted EPS	30% Growth in Diluted EPS
Michael G. Staffaroni	$0	$300,000	$600,000
Michael W. Hessong	0	115,500	231,000
Patrick F. Hamner	0	115,500	231,000
Charles D. Beery	0	125,000	250,000

    (1)
    No performance bonus was earned if the growth in diluted earnings per share was less than 10%. The maximum amount of performance bonus was earned if the growth in diluted earnings per share was 30% or greater. If the growth in diluted earnings per share was greater than 10% but less than 15%; or greater than 15% but less than 20%; or greater than 20% but less than 30%, an interpolated amount of performance bonus was earned. The maximum amount that could be earned ranged from 70% to 150% of base salary and was capped at two times the target performance bonus amount. There was no threshold or minimum payout amounts.

        As soon as administratively feasible after the end of each performance period and not later than a date that would prevent timely payment, the Compensation Committee determined whether the performance goals applicable to annual performance bonus awards for such performance period was satisfied and, if such performance goals were satisfied, in whole or in part, the amount earned and payable for each participant granted an annual performance bonus award. In applying performance goals, the Compensation Committee could, in its discretion, exclude unusual or infrequently occurring items (including the cumulative effect of changes in the law, regulations or accounting rules), and it could determine no later than 90 days after the commencement of any applicable performance period to exclude other items, each determined in accordance with generally accepted accounting principles (to the extent applicable) and as identified in the financial statements, notes to the financial statements or discussion and analysis of management. Annual performance bonuses were to be paid in cash no later than the March 15th immediately following the performance period.

        The Compensation Committee, in its sole discretion, could terminate the Incentive Bonus Plan at any time and could amend the Incentive Bonus Plan at any time in such respects as the Compensation Committee deemed advisable; provided, no amendment, suspension or termination of the Incentive Bonus Plan would materially adversely affect the rights of any participant with respect to compensation previously earned and not yet paid. In the event that the Incentive Bonus Plan was suspended or terminated during the course of the performance period, an incentive award, calculated in accordance with the terms of the Incentive Bonus Plan prior to such event, would be paid to participants on a pro rata basis.

        Because the growth in diluted earnings per share was less than 10% no incentive cash bonuses were awarded to any of the Named Executive Officers for 2007.

Equity Based Compensation Awards

        Equity based incentive compensation is intended to align the interests of the Company's executives with the interests of the stockholders. We believe that it also allows the Company to attract able individuals and to provide a means whereby those individuals, upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, reinforcing their concern for the welfare of the Company. Equity grants are made at the discretion of the Compensation Committee.

        No equity based incentive awards were granted to Named Executive Officers in 2007.

Commissions

        During 2006, Mr. Beery, our Senior Vice President—Global Sales, earned commissions on net sales invoiced, excluding net sales derived from certain specified independent distributors. Commissions were calculated at 0.5% of invoiced net sales and were paid monthly in cash. Commissions were paid to Mr. Beery to compensate him for his role as our Senior Vice President—Global Sales and this structure was based upon estimated net sales for the year. Because of the considerable and unforeseen growth in net sales during 2006, commissions earned by Mr. Beery were a significant portion of his compensation.

        Effective January 1, 2007, Mr. Beery's compensation was restructured and no longer included commissions. This restructuring was done to align Mr. Beery's compensation with those of the other members of our executive management team and our stockholders' interests.

Retirement Program

        Our executive officers are eligible to participate in the same qualified retirement program available to most of our other employees. The program consists of a 401(k) plan. Contributions by the Company are discretionary and are made on behalf of each eligible employee who is employed by us on the last day of the plan year. For 2006, the Company elected to make a matching contribution on behalf of each eligible employee who was employed by us on December 31, 2006 of 100% of each eligible employee's salary deferral contributions to the 401(k) plan limited to 6% of any such employee's contribution for the year.

        Because it was determined that our 401(k) plan was top heavy for the 2007 plan year, the Company was required to make a contribution for 2007 of 3% of eligible wages for all eligible non-key employees who were employed by us on the last day of the 2007 plan year, regardless of whether any such employee elected to contribute to the 401(k) plan during the 2007 year. Although not required, the Company elected to make discretionary contributions for the 2007 plan year for each of our Named Executive Officers.

        The incremental value of benefits provided to the Named Executive Officers under this program is included in the "All Other Compensation" column of the Summary Compensation Table on page 33.

        Effective January 1, 2008 the Company amended its 401(k) Plan to include a Safe Harbor Match Contribution. The Company will make a matching contribution equal to 100% of an employee's deferral contributions which do not exceed 3% of the employee's compensation, plus 50% of an employee's deferral contributions that exceed 3%, but do not exceed 5%.

Perquisites and Other Personal Benefits.

        In 2006, each of Mr. Hessong and Mr. Hamner received $500 per month for the use and maintenance of a personal car or truck. Effective January 1, 2007, the Company terminated the car allowance benefit. The value of this benefit is included in the "All Other Compensation" column of the Summary Compensation Table on page 33.

        Messrs. Staffaroni, Hessong and Beery are reimbursed for insurance premiums for life insurance policies for their respective benefit. Coverage amounts are $500,000. Mr. Hamner was added to this program in 2007. The value of this benefit is included in the "All Other Compensation" column of the Summary Compensation Table on page 33.

Equity Award Grant Policy

        In June 2006, the Company adopted the 2006 Stock Incentive Plan. The 2006 Stock Incentive Plan provides for the granting of equity awards in the form of stock options.

        Equity awards are granted at the discretion of the Compensation Committee. New employees below the director level must reach their first anniversary of employment prior to being eligible for an equity award grant. New employees working at or above the director level and all new members of the Board would be eligible for immediate grant of stock options upon employment with the Company or upon joining the Board. The granting of equity awards will be targeted to occur on the last trading day of the second month of each fiscal quarter.

        As of April 15, 2008, there were 200,436 shares of our common stock remaining available that may be granted to employees, consultants and nonemployee directors of the Company under the 2006 Stock Incentive Plan. Stockholder approval would be necessary to increase the number of shares available for stock option grants.

Compliance with Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to certain executive officers, unless such compensation qualifies as "performance-based compensation." Among other things, in order to be deemed performance-based compensation for

Section 162(m) purposes, the compensation must be based on the achievement of pre-established, objective performance criteria and must be pursuant to a plan that has been approved by the Company's stockholders. We expect that all compensation paid in 2006 and 2007 to the executive officers under the plans and programs described above will qualify for deductibility, either because the compensation is below the threshold for non-deductibility provided in Section 162(m) or the compensation qualifies as performance-based compensation.

EXECUTIVE COMPENSATION TABLES

        The following Summary Compensation Table sets forth information concerning the compensation paid to or earned by: (i) the Chief Executive Officer, (ii) the Chief Financial Officer and (iii) the Company's other Named Executive Officers listed below. We refer to the individuals listed in the table below as the "Named Executive Officers" throughout this Proxy Statement. The compensation described in this table does not include medical, group life insurance or other benefits that are generally available to all of our salaried employees.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Commissions ($)		Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)		All Other Compensation ($)(5)	Total ($)

Michael G. Staffaroni(1) Chief Executive Officer and President	2007 2006	$400,000 238,000		$	— —	$179,898 87,614	$	— 238,000	$7,565 14,015	$587,463 577,629

Michael W. Hessong Chief Financial Officer, Vice President—Finance, Treasurer and Secretary	2007 2006	231,500 165,625	(6)		— —	223,025 110,181		— 121,250	7,370 19,820	461,895 416,876

Patrick F. Hamner Senior Vice President	2007 2006	231,500 129,769	(7)		— —	413,285 209,743		— 129,769	6,750 6,990	651,535 476,271

Charles D. Beery(2) Senior Vice President—Global Sales	2007 2006	250,000 139,236			— 937,741	159,604 76,994		— 55,694	8,145 13,200	417,749 1,222,865

(1)
Michael G. Staffaroni resigned as our Chief Executive Officer and President and as a Director effective February 1, 2008.

(2)
Charles D. Beery resigned as our Senior Vice President—Global Sales effective February 29, 2008.

(3)
Dollar amounts in the Option Awards column reflect the compensation expense recognized by the Company for financial statement reporting purposes with respect to stock options during the fiscal year in accordance with SFAS 123R. For a discussion of the assumptions made in the valuation reflected in the Option Awards column, refer to Note 13 to the Company's consolidated financial statements for the fiscal year ended December 31, 2007 in the Company's Form 10-K filed with the Securities and Exchange Commission on March 17, 2008.

(4)
Amounts consist of cash incentive compensation awards earned for services rendered in 2006 and 2007. The amounts were paid pursuant to performance-based incentive cash bonus programs described in "Compensation Discussion and Analysis—Compensation Elements—Performance-Based Incentive Cash Bonus."

(5)
The amounts in this column are explained in the Other Compensation Table that follows the Summary Compensation Table.

(6)
Mr. Hessong's annual salary was $150,000 from January 1, 2006 through May 15, 2006 and $175,000 from May 16, 2006 through December 31, 2006.

(7)
Mr. Hamner joined Heelys as an employee in May of 2006, and received salary compensation during 2006 of $129,769, reflecting an annualized salary of $210,000.

        The following table reflects the items included in the "All Other Compensation" column of the Summary Compensation Table shown above.

OTHER COMPENSATION TABLE

Name	Year	401(k) ($)	Auto ($)(1)		Life Insurance Premium ($)(2)	Total ($)

Michael G. Staffaroni	2007 2006	$6,750 13,200	$	— —	$815 815	$7,565 14,015

Michael W. Hessong	2007 2006	6,750 13,200		— 6,000	620 620	7,370 19,820

Patrick F. Hamner	2007 2006	6,750 3,240		— 3,750	— —	6,750 6,990

Charles D. Beery	2007 2006	6,750 13,200		— —	1,395 —	8,145 13,200

    (1)
    In 2006, each of Mr. Hessong and Mr. Hamner received $500 per month for the use and maintenance of a personal car or truck. Effective January 1, 2007, the Company terminated the car allowance benefit.

    (2)
    Reimbursement for insurance premiums for life insurance policies for the respective benefit of the Named Executive Officer. Coverage amounts are $500,000. Mr. Hamner was added to this program in 2007.

        The following table sets forth information concerning grants of awards made to the Named Executive Officers during 2007.

GRANTS OF PLAN-BASED AWARDS

	Potential Payments Under Non-Equity Incentive Plan Awards(1)

Name	Threshold ($)	Target ($)	Maximum ($)

Michael G. Staffaroni	$0	$300,000	$600,000

Michael W. Hessong	0	115,500	231,000

Patrick F. Hamner	0	115,500	231,000

Charles D. Beery	0	125,000	250,000

    (1)
    No performance bonus was earned if the growth in diluted earnings per share was less than 10%. Because the growth in diluted earnings per share was less than 10% no incentive cash bonuses were awarded to any of the Named Executive Officers. The maximum amount of performance bonus was earned if the growth in diluted earnings per share was 30% or greater. If the growth in diluted earnings per share was greater than 10% but less than 15%; or greater than 15% but less than 20%; or greater than 20% but less than 30%, an interpolated amount of performance bonus was earned. The maximum amount that could be earned ranged from 70% to 150% of base salary and was capped at two times the target performance bonus amount. There was no threshold or minimum payout amounts.

        The following table sets forth information concerning equity awards for each Named Executive Officer that remained outstanding as of December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Michael G. Staffaroni(2)	123,749	206,251	4.05	06/23/16

Michael W. Hessong	155,624	259,376	4.05	06/23/16

Patrick F. Hamner	296,249	493,751	4.05	06/23/16

Charles D. Beery(3)	108,749	181,251	4.05	06/23/16

(1)
Generally, all of the stock options granted to our Named Executive Officers vest in 48 equal monthly installments beginning July 31, 2006, assuming continued employment. Incentive stock options vest and become exercisable as follows: 2,059.85 shares each month for the period beginning January 31, 2007 and ending December 31, 2009; and 4,119.7 shares each month ending January 31, 2010 through the month ending June 30, 2010. Non-qualified stock options granted to Mr. Staffaroni vest and become exercisable as follows: 4,815.15 shares each month ending January 31, 2007 through the month ending December 31, 2009; and 2,755.3 shares each month ending January 31, 2010 through the month ending June 30, 2010. Non-qualified stock options granted to Mr. Hessong vest and become exercisable as follows: 6,585.975 shares each month ending January 31, 2007 through the month ending December 31, 2009; and 4,526.125 shares each month ending January 31, 2010 through the month ending June 30, 2010. Non-qualified stock options granted to Mr. Hamner vest and become exercisable as follows: 14,398.475 shares each month ending January 31, 2007 through the month ending December 31, 2009; and 12,338.625 shares each month ending January 31, 2010 through the month ending June 30, 2010. Non-qualified stock options granted to Mr. Beery vested and became exercisable as follows: 3,981.825 shares each month ending January 31, 2007 through February 29, 2008.

(2)
Effective February 1, 2008, Mr. Staffaroni resigned as our Chief Executive Officer and President and as a Director. Effective February 1, 2008, the Company entered into a consulting agreement with Mr. Staffaroni for a term of one year, with an option to renew or extend the consulting agreement. As consideration for consulting services, Mr. Staffaroni will continue to vest during the term of the consulting agreement pursuant to the terms and provisions of the 2006 Stock Incentive Plan.

(3)
Effective as of February 29, 2008, Mr. Beery resigned his position as our Senior Vice President-Global Sales. As of the date of Mr. Beery's resignation, 120,833 options were vested and exercisable with the balance of 169,167 forfeited.

OPTION EXERCISES

        There were no exercises of stock options during 2007 by any of the Named Executive Officers.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Employment Agreements

        We entered into an employment agreement with Mr. Hessong in November 2005. We entered into an employment agreement with Mr. Hamner in September 2006. The agreement with Mr. Hessong was amended and restated in November 2006. Each of the agreements with Messrs. Hamner and Hessong were amended in April 2007, effective as of January 1, 2007. The initial employment terms under the employment agreements expire on December 31, 2008. Each of the employment agreements is subject to an automatic annual one-year renewal, unless either we or the employee provides 90-day advance notice of termination.

        Under each employment agreement, if the executive is terminated without cause, including in connection with a change of control (as defined in the employment agreements), or if he is constructively terminated due to a reduction in his title or scope of his responsibilities or because he is required to relocate more than 50 miles from our company's headquarters, he is entitled to receive an amount equal to his annual base salary plus one month of base salary for each year of completed service in excess of five years. Such payments will be made in equal monthly installments over one year after termination. In addition, the executive will be reimbursed for the cost of the monthly health insurance premiums payable by such executive to maintain coverage for such executive and his dependents for up to 18 months after his termination without cause.

        Each employment agreement also provides that upon death or disability, the executive or his estate will be entitled to be paid an amount equal to the executive's then current annual base salary. Such payments will be made in equal monthly installments over one year after such executive's death or disability. Each employment agreement prohibits the executive from disclosing our confidential or proprietary information and contains certain non-competition and non-solicitation provisions which restrict the executive during the term of his employment and for a period of one year after the date of termination of employment.

        The stock option awards were granted to the Named Executive Officers under our 2006 Stock Incentive Plan. These awards, in accordance with the terms and conditions of the 2006 Stock Incentive Plan, provide for accelerated vesting upon a change of control.

        The following table illustrates the benefits that would be received by the Named Executive Officers assuming a hypothetical termination without cause occurring on the last business day of 2007.

Termination Without Cause

Name	Salary Continuation(1) ($)	Health Insurance(2) ($)	Total ($)
Michael W. Hessong	$269,500	$25,000	$294,500
Patrick F. Hamner	269,500	24,000	293,500

    (1)
    Salary continuation benefits include an amount equal to annual base salary plus one month of base salary for each year of completed service in excess of five years (including service as a member of our Board of Directors).

    (2)
    The amount shown above is the estimated current cost of health insurance premiums to maintain coverage for the Named Executive Officer and his dependents for 18 months.

        The following table illustrates the benefits that would be received by the Named Executive Officers assuming a hypothetical change-in-control occurring on the last business day of 2007.

Change-In-Control

Name	Salary Continuation(1) ($)	Stock Option Acceleration(2) ($)	Health Insurance(3) ($)	Total ($)
Michael W. Hessong	$269,500	$754,784	$25,000	$1,049,284
Patrick F. Hamner	269,500	1,436,815	24,000	1,730,315

    (1)
    Salary continuation benefits include an amount equal to annual base salary plus one month of base salary for each year of completed service in excess of five years (including service as a member of our Board of Directors).

    (2)
    Calculated as the intrinsic value per option, multiplied by the number of options that become immediately vested upon a change in control. The intrinsic value per option is calculated as the excess of the closing market price of Heelys common stock on December 31, 2007 of $6.96 per share over the exercise price of the option. The following number of options would have immediately vested upon change of control:

Name	Number of Options
Michael W. Hessong	259,376
Patrick F. Hamner	493,751
    (3)
    Estimated current cost of the health insurance premiums to maintain coverage for the Named Executive Officer and his dependents for 18 months.

        The following table illustrates the benefits that would be received by the Named Executive Officers assuming a hypothetical death or disability occurring on the last business day of the fiscal year ended December 31, 2007.

Death or Disability

Name	Salary Continuation(1) ($)	Total ($)
Michael W. Hessong	$231,000	$231,000
Patrick F. Hamner	231,000	231,000

    (1)
    Salary continuation benefits include an amount equal to annual base salary.

AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee with respect to the Company's audited financial statements presented in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which include the consolidated balance sheets of the Company as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2007, and the notes thereto.

        For fiscal year 2007, the Audit Committee of the Board of Directors was composed of Samuel B. Ligon, Richard E. Middlekauff and James T. Kindley, all of whom have been determined by the Board to be independent as defined by Rule 4200(a)(15) of The Nasdaq Marketplace Rules and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. On December 17, 2007, Mr. Kindley resigned as a director of the Company and as a member of Audit Committee. On March 12, 2008, the Board elected Mr. Jerry Edwards to the Board and to serve as a member of the Audit Committee. The Board determined that Mr. Edwards qualifies as an independent director under Nasdaq Marketplace

Rules 4200(a)(15) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. Mr. Edwards did not participate in the Audit Committee's review, discussion and recommendation of the Company's audited financial statements for the fiscal year 2007.

        The Audit Committee acts under a written charter approved by the Board. A complete copy of the Audit Committee's charter is posted on the Investor Relations page at the Company's website at www.heelys.com. As stated in its charter, the Audit Committee assists the Board in monitoring the integrity of the Company's financial statements and independent registered public accounting firm's qualifications and independence. In carrying out these responsibilities, the Audit Committee met with the Company's management periodically to consider the adequacy of the objectivity of its financial reporting. The Audit Committee discussed these matters with Deloitte & Touche LLP, the Company's independent registered public accounting firm, and with the appropriate financial personnel.

        The Audit Committee reviewed with management and the independent registered public accounting firm the Company's 2007 audited financial statements and met with both management and the independent registered public accounting firm to discuss and review those financial statements and reports prior to issuance. Management has the primary responsibility for the Company' financial statements and the overall reporting process, including the Company's system of internal controls over the financial reporting. Management has represented and Deloitte & Touche LLP has indicated in its opinion to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles and fairly present, in all material respects, the financial condition and results of operations of the Company.

        The Audit Committee also received from, and discussed with, the independent registered public accounting firm the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. As part of its efforts to ensure the independence of Heelys' independent registered public accounting firm, the Audit Committee maintains a policy requiring the pre-approval by the Audit Committee of all services to be provided by the independent registered public accounting firm, and reviews all services actually performed by the independent registered public accounting firm in connection with its discussions regarding the independent registered public accounting firm's continued independence. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards Nos. 61 and 90 (Communication with Audit Committees), which include, among other items, matters related to the conduct of the audit of the Company's financial statements.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

                      MEMBERS OF THE AUDIT COMMITTEE
                      Samuel B. Ligon, Chairman
                      Richard E. Middlekauff

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on our review and discussion with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company's 2007 Annual Report on Form 10-K.

                      MEMBERS OF THE COMPENSATION COMMITTEE
                      Gary L. Martin, Chairman
                      Samuel B. Ligon
                      Richard E. Middlekauff

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Audit Committee Report and Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission; nor will such information be incorporated by reference into any of those prior filings, nor will such report be incorporated by reference into any future filings made by the Company under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Since January 1, 2007, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer or holder of more than 5% of our common stock, or an immediate family member of any of the foregoing, had or will have a direct or indirect interest other than:

  •
  employment agreements with certain executive officers, which are discussed above under the caption "Executive Compensation;"

  •
  compensation paid to James T. Kindley, Ralph T. Parks and Jerry R. Edwards for their service as a director, which is discussed above under the caption "Director Compensation;" and

  •
  the transactions described below.

Agreement with Michael G. Staffaroni

        Mr. Staffaroni served as our Chief Executive Officer since January 2001, as our President since May 2006 and as one of our directors since August 2006. Effective February 1, 2008, Mr. Staffaroni resigned as our Chief Executive Officer, President and as a Director of our Company. On February 1, 2008, we entered into a Severance and General Release Agreement (the "Severance Agreement") with Mr. Staffaroni in connection with his resignation.

        Under the Severance Agreement, Mr. Staffaroni is entitled to receive $466,666.67, payable in ten semi-monthly installments of $16,666.67 beginning six months after the date of the Severance Agreement, followed by one lump sum payment of $300,000 payable in January 2009, up to 14 months of reimbursements for health and life insurance, and will be paid for any unused vacation or personal days and any unreimbursed expenses. The Agreement provides for (i) mutual releases, (ii) the continuation of certain obligations of Mr. Staffaroni to the Company under his employment agreement with the Company, and (iii) modifies the non-compete provision contained in such employment agreement to decrease from one-year to six-months the terms of his non-compete relating to competitive business activities other than those based on wheeled footwear products.

        Mr. Staffaroni also agreed to perform certain consulting services for the Company for one year with no additional compensation. During the term of such consulting relationship, options granted to Mr. Staffaroni will continue to vest in accordance with the Heelys, Inc. 2006 Stock Incentive Plan.

Agreement with Ralph T. Parks

        Mr. Parks was appointed to serve as our interim Chief Executive Officer on February 1, 2008 and a member of our Board on January 30, 2008. Mr. Parks is paid $2,000 per day to serve as our interim Chief Executive Officer and is reimbursed for reasonable business expenses incurred in connection with performance of services as our interim Chief Executive Officer.

Employment Agreement with Roger R. Adams

        Mr. Adams is the inventor of HEELYS-wheeled footwear. Mr. Adams has been one of our directors since he founded our company in 2000, and served as our President and Secretary until May 2006, and as our Director of Research and Development from May 2006 until December 2007.

        We entered into an employment agreement with Mr. Adams in May 2000 which was amended and restated in November 2006. The initial employment term under the employment agreement expired on December 31, 2007 and was subject to an automatic annual one-year renewal, unless either we or the Mr. Adams provided 90-day advance notice of termination.

        Under the employment agreement, if Mr. Adams was terminated without cause, including in connection with a change of control (as defined in the employment agreement), or if he was constructively terminated due to a reduction in his title or scope of his responsibilities or because he is required to relocate more than 50 miles from our company's headquarters, he was entitled to receive an amount equal to his annual base salary plus one month of base salary for each year of completed service in excess of five years. Such payments were to be made in equal monthly installments over one year after termination. In addition, Mr. Adams was to be reimbursed for the cost of the monthly health insurance premiums payable by Mr. Adams to maintain coverage for himself and his dependents for up to 18 months after his termination without cause.

        The employment agreement also provided that upon death or disability, Mr. Adams or his estate would have been entitled to be paid an amount equal to Mr. Adams' then current annual base salary. Such payment would have been made in equal monthly installments over one year after Mr. Adams' death or disability. The employment agreement prohibited Mr. Adams from disclosing our confidential or proprietary information and contained certain non-competition and non-solicitation provisions which restricted Mr. Adams during the term of his employment and for a period of one year after the date of termination of employment.

        Mr. Adams' notified us in September 2007 that he would not be seeking a renewal of his employment agreement upon its expiration on December 31, 2007. The Board accepted Mr. Adams' notification on September 28, 2007.

Agreement with CSVC

        CSVC, which is a wholly owned subsidiary of Capital Southwest Corporation, beneficially owns more than 5% of our outstanding common stock.

        In September 2006, we entered into an agreement with CSVC and certain of our other stockholders pursuant to which CSVC has the contractual right to designate (i) two persons to be included in management's slate of director nominees so long as it owns at least 15% of the outstanding shares of our common stock, and (ii) one such nominee so long as it owns at least 10%, but less than 15%, of the outstanding shares of our common stock. CSVC has designated Gary L. Martin and Jeffrey G. Peterson, both of whom are currently directors, as its designees for nomination to our Board.

Mr. Martin is President and Chief Executive Officer of Capital Southwest Corporation. Mr. Peterson is a Vice President of Capital Southwest Corporation. Capital Southwest Venture Corporation is a wholly owned subsidiary of Capital Southwest Corporation.

Indemnification

        We have entered into an indemnification agreement with each of our directors and officers. A description of the indemnification available to our directors and officers under these agreements is discussed under the caption "Corporate Governance; Limitation of Liability and Indemnification."

Review and Approval Policy

        Pursuant to resolutions adopted by our Board on August 29, 2006, all transactions between the Company and its officers, directors, principal stockholders and their affiliates must be on terms no less favorable to the Company than could be obtained by the Company from unrelated third parties and must be approved by a majority of the outside independent and disinterested directors.

PRINCIPAL ACCOUNTING FEES AND SERVICES

        Aggregate fees for professional services rendered by Deloitte & Touche LLP for the years ended December 31, 2006 and 2007 were as follows:

	2006	2007
Audit Fees	$1,139,944	$807,195
Audit-Related Fees	—	—
Tax Fees	24,564	26,729
All Other Fees	—	—

Total Fees	$1,164,508	$833,924

        Audit Fees are fees billed for professional services rendered for the audit of the Company's consolidated financial statements for the fiscal years ended December 31, 2006 and 2007. Audit Fees for 2006 includes fees billed for professional services rendered in connection with the filing of our initial public offering in December 2006 which included: review of quarterly financial information for the fiscal years 2004, 2005 and 2006; audit of the consolidated financial statements for the nine months ended September 30, 2006; review of our registration statement on Form S-1 (including amendments); and issuance of comfort letters to the underwriters. Of the Audit Fees for the year ended December 31, 2006, $967,834 was directly related to our initial public offering. Audit Fees for 2007 includes fees billed for professional services rendered in connection with the proposed (and subsequently withdrawn) secondary offering by certain of our stockholders in the second quarter of 2007. Of the Audit Fees for the year ended December 31, 2007, $93,754 was directly related to the proposed secondary offering.

        Tax Fees are fees billed for professional services rendered in connection with tax compliance, tax advice and tax consulting.

        Under the Audit Committee's charter, the Audit Committee must pre-approve all audit and, as required by law or regulation, any non-audit services provided by the Company's independent auditors and must not engage the Company's independent auditors to perform the specific non-audit services proscribed by law or regulation. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee, acting as a subcommittee or otherwise. The decisions of any member or members to whom pre-approval authority is delegated must be presented to the Audit Committee at its next scheduled meeting.

OTHER BUSINESS

        The Board of Directors does not intend to present any business at the meeting other than the matters specifically set forth in this Proxy Statement and knows of no other business scheduled to come before the meeting. If any other matters are brought before the meeting, the persons named as proxies will vote on such matters in accordance with their judgment of the best interests of Heelys and its stockholders. The proxies solicited by Heelys will confer discretionary authority on the persons named therein as proxies to vote on any matter presented at the meeting of which the Board of Directors did not have knowledge a reasonable time before Heelys printed and mailed these proxy materials.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

        If you intend to submit a stockholder proposal and request its inclusion in the 2009 proxy statement and form of proxy, such submission must be in writing and received by us no later than January 7, 2009. Any such proposal must comply with our By-Laws and the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

        Section 13 of Article 2 of our By-Laws provides that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders or a special meeting to elect directors, must provide us with timely written notice of their proposal. To nominate any candidate for election as a director at any annual meeting of stockholders to elect any directors, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 120 days before the date in the current year that corresponds to the date that we released our proxy statement to stockholders for the previous year's annual meeting. If, however, no meeting was held in the prior year, no proxy statement was released to stockholders for the prior year's meeting or the date of the annual meeting has been changed by more than 30 days from the date contemplated in the notice of annual meeting, notice by the stockholder in order to be timely must be received no later than the close of business on the 90th day before the date of the annual meeting or on the tenth day following the day on which the date of the annual meeting is first publicly announced or disclosed (including by sending or transmitting notice of the meeting), whichever is earlier. To be timely to nominate any candidate for election as a director at any special meeting of stockholders to elect any directors, a stockholder's notice must be delivered to and received at our principal executive offices no later than the tenth day following the day on which the date of the special meeting and the number of directors to be elected at that meeting is first publicly announced or disclosed

        Our By-Laws also specify requirements as to the form and content of a stockholder's notice. Subject to the foregoing, our By-Laws specifically acknowledge CSVC's right to nominate directors in accordance with the agreement between CSVC and us.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

        Our 2007 Annual Report to Stockholders, including financial statements for the year ended December 31, 2007, accompanies this Proxy Statement. Stockholders who wish to obtain an additional copy of our Annual Report and/or a copy of the Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2007, may do so without charge by viewing these documents on our website at www.heelys.com or by writing to: Corporate Secretary, Heelys, Inc., 3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006.

                      By Order of the Board of Directors:

                      Michael W. Hessong
                       Corporate Secretary

April 28, 2008

Annual Meeting of Stockholders

Friday, May 30, 2008

10:00 a.m. Central Daylight Saving Time

Crowne Plaza Hotel

Addison Lecture Hall

14315 Midway Road, Addison, Texas 75001

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HEELYS, INC. (THE “COMPANY”) FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 30, 2008 AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned hereby appoints Gary L. Martin and Michael W. Hessong as proxies (the “Named Proxies”), each with the power to act alone and to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the other side of this proxy card, all shares of common stock of Heelys, Inc. held of record by the undersigned on April 15, 2008, at the Annual Meeting of Stockholders to be held on May 30, 2008, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as designated on the other side. If no choice is specified, this proxy will be voted “FOR” each of the nominees for the Board of Directors listed in Item 1 on the other side, “FOR” the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2008, and “FOR” the approval of an amendment to increase the maximum number of shares of common stock authorized for issuance under the Company’s 2006 Stock Incentive Plan by 700,000 shares.  Also, by signing this proxy, you revoke all prior proxies and authorize the above Named Proxies to vote in their discretion upon such other business as may properly come before the meeting. The Company anticipates that no other business will be conducted at the meeting. The undersigned hereby acknowledges receipt of the proxy statement and notice for the Annual Meeting of Stockholders to be held May 30, 2008.

See reverse for voting instructions.

Please detach here

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSAL 2, AND
“FOR” PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY.

1.	Election of directors:	01	Roger R. Adams	☐	FOR ☐	WITHHOLD authority
		02	Jerry R. Edwards		all nominees	to vote for nominees
		03	Patrick F. Hamner		(except as marked)
		04	Samuel B. Ligon
		05	Gary L. Martin
		06	Richard E. Middlekauff
		07	Ralph T. Parks
		08	Jeffrey G. Peterson

(Instructions: To withhold authority to vote for any indicated nominee(s), mark the “FOR” box above and write the number of the nominee(s) for whom you withhold authority to vote in the box provided to the right.)

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2008:				☐ For	☐ Against	☐ Abstain

3.	Approval of an amendment to increase the maximum number of shares of common stock authorized for issuance under the Company’s 2006 Stock Incentive Plan by 700,000 shares:				☐ For	☐ Against	☐ Abstain

4.	In their discretion, the Named Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES AND ITEM 2 AND ITEM 3.

Address Change? Mark Box ☐ Indicate changes below:					Date

Signature(s) of Stockholder

Please sign exactly as your name(s) appears on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.